CONFIDENTIAL AND PROPRIETARY



                         LEASE AGREEMENT

                   Dated as of August 11, 1994


                             BETWEEN


              Shawnee Funding, Limited Partnership

                            as Lessor


                               AND


                      Seaboard Corporation

                            as Lessee



            THIS LEASE HAS BEEN ASSIGNED AS SECURITY
        FOR INDEBTEDNESS OF THE LESSOR.  SEE SECTION 21.


This Lease has been manually executed in 8 counterparts, numbered consecutively from 1 trough 8 of which this is No. 3. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.






                          CONFIDENTIAL

                         LEASE AGREEMENT


     Lease Agreement, dated as of August 11, 1994 (as the same may be amended, restated, modified or supplemented from time to time, "this Lease"), between Shawnee Funding, Limited
Partnership, a Delaware limited partnership, Lessor (the
"Lessor"), and Seaboard Corporation, a Delaware corporation,
Lessee (the "Lessee").


SECTION 1.  DEFINED TERMS.

     Unless the context otherwise requires, each term defined in this Section 1 shall, when used in this Lease, have the meaning indicated:

     "Accrued Default Obligations" has the meaning set forth in
Section 19 hereof.

     "Acquisition Cost" means, (i) in the case of a Parcel of Property acquired and built pursuant to the Agreement for Lease, an amount equal to the costs incurred by the Lessor in connection with the acquisition, construction and financing of such Parcel pursuant to the Agreement for Lease; (ii) with respect to any Unit of Equipment, an amount equal to the sum of (a) the vendor's invoice price therefor; including any progress payments, costs of labor, delivery or installation, sales, use, excise or similar taxes and any other charges included in such invoice, after deduction for any refundable fleet or other discounts or credits actually used by the Lessor, (b) similar amounts paid or payable with respect to such Unit to parties other than the vendor of such Unit, (c) similar costs incurred with respect to such Unit by the Lessee and approved and reimbursed by the Lessor, and (d) legal, printing, reproduction, closing and other normally capitalizable administrative fees and expenses paid by the Lessee and approved and reimbursed by the Lessor; and (iii) with respect to any Parcel of Property not acquired and built pursuant to the Agreement for Lease, an amount equal to the sum of any amounts included in (ii)(d) above which are applicable to such Parcel plus (a) the vendor's contract price therefor or the appraised value thereof, (b) vendee's closing costs, including, without limitation, title insurance premiums, survey and survey inspection charges, recording and filing fees, title closer fees, vendee's attorneys' fees and brokerage commissions, (c) other costs related to the acquisition, including, without limitation, appraisal, architectural, engineering, soil analysis, environmental analysis and market analysis fees, and (d) any amounts paid by vendee on behalf of vendor in addition to, and not as a credit against the contract price, including, without limitation, payments made in satisfaction of prior liens, and payment of any transfer, transfer gains or similar taxes imposed in respect of the conveyance of such Property.

     "Additional Rent" has the meaning set forth in paragraph (d) of Section 7 hereof.

     "Adjusted Acquisition Cost" means, at any time, with respect to any Parcel of Property or Unit of Equipment, its Acquisition Cost less the aggregate amount of all Monthly Rent Components paid as portions of Basic Rent for such Parcel of Property or Unit of Equipment as of the time of determination.

     "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AFL Unit Leasing Record" means an instrument, substantially in the form of Exhibit C hereto, evidencing the lease or sublease under this Lease of a Parcel of Property, including, without limitation, a Pork Production Facility and related Pork Production Facility Equipment and a Poultry Production Facility and related Poultry Production Facility Equipment, acquired and built pursuant to the Agreement for Lease. The terms "lease" or "leased" when used in this Lease shall be deemed to mean "sublease" or "subleased" when referenced to the Property subleased pursuant to the AFL Unit Leasing Record.

     "Agreement for Lease" means the Agreement for Lease, dated as of the date hereof, between the Lessor, as owner, and the Lessee, as agent, providing for the acquisition of a fee or leasehold interest in real property and the construction of improvements on certain parcels of real property, and, in the case of Pork Production Facilities, the acquisition of Pork Production Facility Equipment and in the case of Poultry Production Facilities, the acquisition of Poultry Production Facility Equipment, as the same may be amended, restated, modified or supplemented from time to time.

     "Aircraft" means the aircraft, if any, which are more particularly described in Exhibit B hereto, together with the Engines and any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, from time to time incorporated or installed in or attached to such aircraft.

     "Appraisal Procedure" means the following procedure whereby an independent appraiser shall be appointed by the Lessor and the Lessee, with the consent of the Assignee, to determine the amount of wear and tear in excess of that attributable to normal use of any Property or Equipment to which the provisions of Section 12(b)(iii), Section 12(c)(iii) or Section 12(d)(iii) apply. If no such appraiser is appointed by the Lessor and the Lessee within ten (10) days of the written request of either the Lessor or the Lessee that an appraiser be appointed, the Lessor and the Lessee shall each appoint an independent appraiser within fifteen
(15) days thereafter, and the two appraisers so appointed shall appoint a third independent appraiser. Each appraiser appointed pursuant to the foregoing procedure shall, within ten (10) days after appointment of the last appraiser, independently determine the amount of wear and tear in excess of that attributable to normal use. If the Lessor or the Lessee shall fail to appoint an independent appraiser within the above-mentioned fifteen (15) day period, the appraiser appointed by the other party shall determine such amount. If a single appraiser is appointed, such appraiser's determination shall be final. If three appraisers are appointed, the amounts determined by the three appraisers shall be averaged, the amount which differs the most from such average shall be excluded, the remaining two amounts shall be averaged and such average shall be final. The expenses of all appraisers shall be paid by the Lessee.

     "Assignee" means each Person to which any part of the Lessor's interest under this Lease or in any Parcel of Property or Unit of Equipment shall at the time have been assigned, conditionally or otherwise, by the Lessor in accordance with
Section 21 of this Lease.  For purposes of paragraph (d), (h) and
(k) of Section 2, paragraph (f) of Section 5, clauses (i), (iv), and (v) of paragraph (f) of Section 10, Section 11, the last sentence of paragraph (b) of Section 21, clauses (ii) and (iii) of paragraph (a) of Section 28 and Section 33 hereof, the term "Assignee" shall include each lender to the Lessor or each other Person which is a party to a Credit Agreement.

     "Assignment" means each assignment agreement referred to in
Section 21 hereof, between the Lessor and a third party, pursuant to which the Lessor assigns certain of its rights under this Lease to such third party, as the same may be amended, restated, modified or supplemented from time to time.

     "Basic Rent" means, with respect to any Parcel of Property or Unit of Equipment:

     (a) for each calendar month during the Lease Term of such Parcel or Unit, the sum of the Monthly Rent Component for such Parcel or Unit plus an amount (the "Variable Component of Basic
Rent") computed by multiplying the following:

          (i)  the Adjusted Acquisition Cost of such Parcel or
               Unit before payment of Basic Rent for such month, by

          (ii) a fraction having a numerator equal to the number of days in such month and a denominator of 365, or in a leap year, 366, by

          (iii) the decimal equivalent of a percentage (which percentage will be based upon the Lessee's debt rating as follows: (1) if the Lessee's debt rating is Level 1, the percentage shall be (A) during the Initial Term (i) 0.806% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.815% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease, up to and including $35 million of such Property and Equipment; (ii) 0.706% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.715% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and (iii) 0.606% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.615% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease above $70 million of such Property and Equipment; and (B) during the Extended Term
               (i) 0.80% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease, up to and including $35 million of such Property and Equipment;
               (ii) 0.70% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and
               (iii) 0.60% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease above $70 million of such Property and Equipment; (2) if the Lessee's debt rating is Level 2, the percentage shall be
               (A) during the Initial Term (i) 0.908% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.920% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease, up to and including $35 million of such Property and Equipment; (ii) 0.808% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.820% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and (iii) 0.708% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.720% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease above
               $70 million of such Property and Equipment; and
               (B) during the Extended Term (i) 0.90% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease, up to and including $35 million of such Property and Equipment; (ii) 0.80% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and (iii) 0.70% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease above $70 million of such Property and Equipment; (3) if the Lessee's debt rating is Level 3, the percentage shall be (A) during the Initial Term (i) 1.111% with respect to the aggregate Adjusted Acquisition Cost of Property and 1.129% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease, up to and including $35 million of such Property and Equipment; (ii) 1.011% with respect to the aggregate Adjusted Acquisition Cost of Property and 1.029% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and (iii) 0.912% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.929% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease above $70 million of such Property and Equipment; and (B) during the Extended Term
               (i) 1.10% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease, up to and including $35 million of such Property and Equipment;
               (ii) 1.00% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and
               (iii) 0.90% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease above $70 million of such Property and Equipment; and (4) if the Lessee's debt rating is Level 4, the percentage shall be (A) during the Initial Term (i) 1.517% with respect to the aggregate Adjusted Acquisition Cost of Property and 1.549% with respect to the aggregate Acquisition Cost of Equipment, at any time subject to this Lease, up to and including $35 million of such Property and Equipment;
               (ii) 1.418% with respect to the aggregate Adjusted Acquisition Cost of Property and 1.449% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and (iii) 1.318% with respect to the aggregate Adjusted Acquisition Cost of Property and 1.349% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease above
               $70 million of such Property and Equipment; and
               (B) during the Extended Term (i) 1.50% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease, up to and including $35 million of such Property and Equipment; (ii) 1.40% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease between $35 million and $70 million of such Property and Equipment; and (iii) 1.30% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease above $70 million of such Property and Equipment, plus (A) the weighted average bond yield equivalent percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Credit Agreement and any dealer discount or placement agency commission payable by the Lessor in respect of its Commercial Paper) on all Commercial Paper of the Lessor issued to finance or refinance the acquisition and ownership of Property and Equipment outstanding at any time during the period from and including the 16th day of the preceding calendar month to and including the 15th day of the calendar month for which Basic Rent is being computed (the "Computation Period"), or (B) if no such Commercial Paper of the Lessor is outstanding during the Computation Period, the Lessor's weighted average percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Credit Agreement and whether or not interest is accruing at a default rate) of other borrowings outstanding at any time during the Computation Period for which Basic Rent is being computed to finance or refinance the acquisition and ownership of Property or Equipment or (C) if both Commercial Paper and other borrowings are outstanding at any time during the Computation Period for which Basic Rent is being computed, a weighted average blended rate based on the calculations referred to in clauses (A) and
               (B).

     (b)  for any partial first calendar month during the Lease
Term of such Parcel or Unit, an amount computed by multiplying the following:

          (i)  the Acquisition Cost of such Parcel or Unit, by

          (ii) a fraction having a numerator equal to the number of days such Parcel or Unit is under lease during such partial first month and a denominator of 365, or in a leap year, 366, by

          (iii) the decimal referred to in paragraph (a)(iii) above; provided, that if the Effective Date for such Parcel or Unit falls on or after the Lease Rate Date during such partial first calendar month such decimal shall be the decimal determined as of the next succeeding Lease Rate Date; and

     (c) for each calendar month during the Renewal Term, if any, of such Parcel or Unit, an amount equal to the fair market value rental thereof, determined as provided in paragraph (c) of
Section 13 hereof.

     "Basic Rent Payment Date" means the 20th day of any calendar month during the Lease Term or Renewal Term of any Property or Equipment or, if such day is not a Business Day, the next succeeding Business Day.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law to close.

     "Cash Proceeds" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Paper" means all promissory notes of the Lessor issued pursuant to a Credit Agreement maturing not more than ninety (90) days from the date of issuance thereof.

     "Computation Period" has the meaning set forth in subclause
(a)(iii)(A) of the definition of Basic Rent in Section I hereof.

     "Consent" means each consent of the Lessee to an Assignment, pursuant to which the Lessee consents to the terms of such Assignment insofar as they relate to this Lease, as the same may be amended, restated, modified or supplemented from time to time.

     "Credit Agreement" means each credit or loan agreement which has been entered into between the Lessor and a lender or lenders related to the financing of Property or Equipment, as the same may be amended, restated, modified or supplemented from time to time.

     "Duff & Phelps" has the meaning set forth in the definition of "Level 1" in this Section 1.

     "Effective Date" means, with respect to any Parcel of Property or Unit of Equipment, the date on which such Parcel or Unit becomes subject to this Lease, as evidenced by execution by the Lessor of an AFL Unit Leasing Record or a Unit Leasing Record with respect to such Parcel, as the case may be, or a Unit
Leasing Record with respect to such Unit.

     "Engine" means (a) each of the engines installed in the Aircraft on the Aircraft's Effective Date and (b) any aircraft engine leased hereunder, together in either case with any and all appliances, parts, instruments, appurtenances, accessories and other equipment of whatever nature from time to time incorporated or installed in or attached to an Engine.

     "Equipment" means personal property of any type, including, without limitation, any Aircraft and Engines, leased or to be leased hereunder and, when leased, evidenced by Unit Leasing Records, and all related appliances, appurtenances, accessions, furnishings, Materials and parts leased or to be leased by the Lessor to the Lessee as provided herein and including all replacements and subsequent replacements of such related appliances, appurtenances, accessions, furnishings, materials and parts. "Unit", when referring to the personal property leased under this Lease, means a particular item of Equipment, as the context may require.

     "Event of Default" has the meaning set forth in Section 18 hereof.

     "Extended Term" has the meaning set forth in paragraph (b) of Section 6 hereof.

     "Governmental Action" has the meaning set forth in paragraph
(d) of Section 2 hereof.

     "Ground Lease" has the meaning set forth in Section 29 hereof.

     "Implied Senior Debt Rating" means with respect to any debt ratings, if in existence, of the Lessee's subordinated debt from S&P, Moody's or Duff & Phelps, as the case may be, two rating levels higher than such subordinated debt rating.

     "Indemnified Person" has the meaning set forth in Section 11 hereof.

     "Initial Term" has the meaning set forth in paragraph (a) of
Section 6 hereof.

     "Insurance Requirements" means all terms of any insurance policy covering or applicable to any Property or Equipment, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any governmental body related to insurance applicable to any Property or Equipment.

     "Lease Rate Date" has the meaning set forth in paragraph (b) of Section 7 hereof.

     "Lease Term" means, with respect to any Parcel of Property or Unit of Equipment, the Initial Term plus the Extended Term thereof.

     "Legal Requirements" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, and all agreements, covenants, conditions and restrictions, applicable to each Parcel or Unit and/or the construction, ownership, operation or use thereof, including, without limitation, compliance with all requirements of labor laws and environmental statutes, compliance with which is required at any time from the date hereof through the Lease Term and any Renewal Term, whether or not such compliance shall require structural, unforeseen or extraordinary changes to any Property or Equipment or the operation, occupancy or use thereof.

     "Lessee" has the meaning set forth in the first paragraph of this Lease.

     "Lessor" means Shawnee Funding, Limited Partnership or any successor or successors to all of its rights and obligations as the Lessor hereunder and, for purposes of Section 11 hereof, shall include any partnership (general or limited), corporation, trust, individual or other entity which computes its liability for income or other taxes on a consolidated basis with Shawnee Funding, Limited Partnership or the income of which for purposes of such taxes is, or may be, determined or affected directly or indirectly by the income of the Lessor or its successor or successors.

     "Level 1" means when the Lessee's senior debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is AA+ to A- by Standard & Poor's Corporation or any successor corporation thereto ("S&P"), or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, Aa1 to A3 by Moody's Investors Service, Inc. or any successor corporation thereto ("Moody's"), or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, AA+ to A- by Duff & Phelps Ratings Corporation or any successor corporation thereto ("Duff & Phelps"), or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 1 by the National Association of Insurance Commissioners ("NAIC"), provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is 7.0 or higher.

     "Level 2" means when the Lessee's senior debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1 and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is BBB+ to BBB- by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, Baal to Baa3 by Moody's, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either Moody's or S&P, BBB+ to BBB- by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 2 by the NAIC, provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is 6.0 or higher but less than 7.0.

     "Level 3" means when the Lessee's senior debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1 or Level 2, and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is BB+ to BB-by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, Ba1 to Ba3 by Moody's, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, BB+ to BB- by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 3 by the NAIC provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is 5.0 or higher, but less than 6.0.

     "Level 4" means when the Lessee's senior debt rating or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1, Level 2 or Level 3 and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is B+ or below by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, B1 or below by Moody's or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, B+ or below by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 4 by the NAIC, provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is below 5.0.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Merrill" means Merrill Lynch Money Markets Inc., a Delaware corporation.

     "Merrill Leasing" means ML Leasing Equipment Corp., a
Delaware corporation.

     "Merrill Lynch" means Merrill Lynch & Co., Inc., a Delaware corporation.

     "Monthly Rent Component" means, (i) with respect to each Parcel of Property (other than a Parcel acquired and built pursuant to the Agreement for Lease) or Unit of Equipment, for each calendar month during the Lease Term of such Parcel or Unit, the amount determined in accordance with Schedule B, if any, to the Unit Leasing Record relating to such Parcel or Unit, (ii) with respect to a Parcel of Property or Unit of Equipment acquired and/or built pursuant to the Agreement for Lease, the amount determined in accordance with Schedule B, if any, to the AFL Unit Leasing Record relating to such Parcel of Property or Unit of Equipment, or (iii) if no amount for such Parcel or Unit shall be provided in Schedule B to such Unit Leasing Record or AFL Unit Leasing Record, the Acquisition Cost of such Parcel of Property or Unit of Equipment divided by the number of calendar months in the Lease Term with respect to such Parcel or Unit. Schedule B to the Unit Leasing Record, if any, or AFL Unit Leasing Record, if any, shall be completed as to the Acquisition Cost of the Parcel or Unit and the amortization schedule for such Parcel or Unit, which schedule shall reflect mortgage amortization over the Lease Term of the Acquisition Cost, as agreed upon by the Lessee and the Lessor, provided that with respect to Parcels of Property, the Lessee shall not be required to amortize the Acquisition Cost of the underlying land.

     "Moody's" has the meaning set forth in the definition of "Level 1" in this Section 1.

     "Mortgageable Ground Lease" means a Ground Lease for a Parcel of Property to be subleased to the Lessee which is delivered to the Lessor for execution by the Lessor, or assigned to the Lessor by an assignment in form and substance satisfactory to the Lessor, and having such terms and characteristics as may be required by the Lessor and any Assignee, which terms and characteristics shall include, without limitation, the following:
(a) free assignability to (i) any lender as security for a borrowed money obligation of the Lessor and, upon foreclosure of such security, freely assignable by such lender to any third party, and (ii) any purchaser in connection with a sale of such Parcel of Property pursuant to the provisions of this Lease or the Agreement for Lease (the Lessor and any Assignee being released from liability upon such assignment); (b) a term (including renewals) of at least one (1) year in excess of the Lease Tenn of the Parcel of Property to which such Ground Lease relates; (c) no provisions for percentage or variable rent; (d) permit any lawful use; (e) no provision for a security deposit;
(f) a requirement that any Assignee or any lender will receive copies of all notices of default delivered under or pursuant to such Ground Lease; (g) a provision that any Assignee or any lender shall have the right to cure any defaults thereunder (whether monetary or nonmonetary in nature), and in the event of such cure, to receive a new ground lease on the same terms as the original Ground Lease; (h) a no recourse section in accordance with the language set forth in Section 31 hereof; (i) a prohibition of any mortgages or other Liens on the underlying fee, except Permitted Liens; and (j) no provision requiring the Lessor to indemnify any Person. A Mortgageable Ground Lease shall be delivered with such estoppel certificates, recognition and attornment agreements, or confirmation of customary mortgagee protection as are reasonably acceptable to the Lessor and any Assignee.

     "NAIC" has the meaning set forth in the definition of "Level
1" in this Section 1.

     "Permitted Contest" has the meaning set forth in paragraph
(a) of Section 28 hereof.

     "Permitted Liens" means the following Liens and other matters affecting the title of any Parcel of Property or Unit of
Equipment: (a) Liens securing the payment of taxes, assessments and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Lessee in good faith as a Permitted Contest; (b) zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of any Parcel of Property, minor encroachments or minor irregularities of title none of which materially impairs the intended use or value of such Parcel of Property by the Lessee; (c) reservations of mineral interests;
(d) the Lien created pursuant to a Credit Agreement; (e) leases and licenses in effect with respect to any Parcel of Property which are permitted by this Lease or which are delivered to and accepted by the Lessor and any Assignee prior to such Parcel's Effective Date; and (f) such other or additional matters as may be approved in writing by the Lessor and any Assignee.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Potential Default" means any event which, but for the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "Pork Production Facility" means any Property designed for use to farrow, nurse or finish hogs, and related improvements on the same Parcel of Property.

     "Pork Production Facility Equipment" means the Units of Equipment, if any, used and (if such Equipment has been acquired by the Lessor but not yet delivered by the vendor) to be used, at a particular Pork Production Facility, including without limitation certain vehicles to be used to deliver feeder pigs and slaughter hogs to, and to spread effluent at, a particular Pork Production Facility.

     "Poultry Production Facility" means any Property designed for use to breed, hatch, and grow poultry, and related improvements on the same Parcel of Property.

     "Poultry Production Facility Equipment" means the Units of Equipment, if any, used and (if such Equipment has been acquired by the Lessor but not yet delivered by the vendor) to be used, at a particular Poultry Production Facility, including without limitation certain vehicles to be used to deliver the chicken livestock to a particular Poultry Production Facility.

     "Property" means any and all parcels of land together with all buildings and other improvements (including, without limitation, the attachments, appliances, equipment, machinery and other affixed property which, in each case, would constitute "fixtures" under Section 9-313(1)(a) of the Uniform Commercial
Code) now or hereafter located on such parcels of land, leased or to be leased hereunder and when leased, evidenced by Unit Leasing Records or AFL Unit Leasing Records, and the respective easements, rights and appurtenances relating to such parcels of land, buildings and improvements. "Parcel" or "Parcel of Property" means a specific parcel or parcels of Property.

     "Reconciliation Amount" has the meaning set forth in paragraph (f) of Section 7 hereof.

     "Renewal Term" has the meaning set forth in paragraph (b) of
Section 13 hereof.

     "Responsible Officer" shall mean the President, Vice President, Secretary or Treasurer of the Lessee, or any other officer or similar official of the Lessee responsible for the administration of the obligations of the Lessee with respect to this Lease.

     "S&P" has the meaning set forth in the definition of "Level
1" in this Section 1.

     "Taking" has the meaning set forth in paragraph (a) of
Section 16 hereof.

     "Unit Leasing Record" means an instrument, substantially in the form of Exhibit D hereto, evidencing, except in the case of any Parcel or Parcels of Property acquired and built pursuant to the Agreement for Lease, the lease of any Parcel or Parcels of Property or Unit or Units of Equipment under this Lease.

     "Variable Component of Basic Rent" has the meaning set forth in the definition of Basic Rent in Section 1 hereof.

          SECTION 2.  REPRESENTATIONS, WARRANTIES AND
                   AGREEMENTS OF LESSEE.

          The Lessee represents, warrants and covenants to the
Lessor:

     (a) Corporate Matters. The Lessee (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease and any Consent, and (iii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification.

     (b) Binding Agreement. This Lease has been duly authorized, executed and delivered by the Lessee and, assuming the due authorization, execution and delivery of this Lease by the Lessor, this Lease is a legal, valid and binding obligation of the Lessee, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

     (c) Compliance with Other Instruments. The execution, delivery and performance by the Lessee of this Lease and any Consent will not result in any violation of any term of the articles of incorporation or the by-laws of the Lessee, do not require stockholder approval or the approval or consent of any trustee or holders of indebtedness of the Lessee except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property or assets of the Lessee under, any indenture, mortgage or other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or any of its activities or properties, except for any possible violations of any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Lessee or any of its activities or properties, which violation could not reasonably be expected to impair the validity and enforceability of this Lease or materially impair the rights of or benefits available to the Lessor under this Lease or the ability of the Lessee to perform its obligations under this Lease.

     (d) Governmental Consents. There are no consents, permits, licenses, orders, authorizations, approvals, waivers, extensions or variances of, or notices to or registrations or filings with (each a "Governmental Action"), any governmental or public body or authority which are or will be required in connection with the valid execution, delivery and performance of this Lease, or any Governmental Action (i) which is or will be required in connection with any participation by the Lessor in the transaction contemplated by any bill of sale, deed, assignment, assumption, ownership agreement, operating agreement, or other agreement relating to any Property or Equipment or (ii) which is or will be required to be obtained by the Lessor, the Lessee, Merrill, Merrill Leasing, any Assignee or any Affiliate of the foregoing, during the term of this Lease, with respect to any Property or Equipment except such Governmental Actions, (A) (i) as have been duly obtained, given or accomplished, with true copies thereof delivered to the Lessor, (ii) as may be required by applicable law not now in effect and (iii) as may be necessary in connection with any alterations of any Property permitted hereunder, which Governmental Actions will be obtained prior to the time required or (B) which, individually or in the aggregate, if not obtained or effected, (x) will not place either the Lessor or any Assignee in any danger of civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $1,000,000 in the aggregate) or subject the Lessor or any Assignee to any criminal liability as a result of a failure to comply therewith, (y) will not result in a material diminution in the value of any Property or Equipment, and (z) will not materially impair the ability of the Lessee to perform its obligations hereunder.

     (e) Financial Statements. The Lessee has furnished to the Lessor copies of its Annual Report on Form 10-K for the year ended December 31, 1993, and its Quarterly Reports on Form 10-Q for the quarter ended March 26, 1994. The financial statements contained in such documents fairly present the financial position, results of operations and statements of cash flows of the Lessee as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as described therein.

     (f) Changes. Since March 26, 1994, there has been no material adverse change in the financial condition or business of the Lessee nor any change which would materially impair the ability of the Lessee to perform its obligations under this Lease.

     (g) Litigation. There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the Lessee's knowledge, threatened against or affecting the Lessee or any property or rights of the Lessee which questions the enforceability of this Lease, which affects any Parcel of Property or Unit of Equipment, which may have a material adverse impact on the financial condition or business of the Lessee or which, if adversely determined, would materially impair the ability of the Lessee to perform its obligations hereunder.

     (h) Delivery of Information. The Lessee shall deliver to the Lessor from time to time, (i) promptly, and in any event not more than 120 days after the end of each fiscal year of the Lessee, copies of its Annual Reports on Form 10-K and promptly, and in any event not more than 60 days after the end of each fiscal quarter of the Lessee, its Quarterly Reports on Form 10-Q, and promptly any other reports it files with the Securities and Exchange Commission, (ii) promptly upon request, such other information with respect to the Lessee's operations, business, properties, assets, financial condition or litigation as the Lessor or any Assignee shall reasonably request, (iii) promptly after a Responsible Officer of the Lessee obtains knowledge of any Event of Default or Potential Default hereunder, a certificate of a Responsible Officer of the Lessee specifying the nature and period of existence of such Event of Default or Potential Default, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto and (iv) promptly after a Responsible Officer of the Lessee obtains knowledge of any material adverse change in the financial condition or business of the Lessee or of any litigation of the type described in paragraph (g) of this Section 2, a certificate of a Responsible Officer of the Lessee describing such change or litigation as the case may be, and what action, if any, the Lessee has taken, is taking, or proposes to take with respect thereto.

     (i) Aircraft. To the best of the Lessee's knowledge, neither the execution and delivery by the Lessee of a Unit Leasing Record relating to Aircraft nor any of the transactions relative to Aircraft contemplated by this Lease, require the consent or approval of the Federal Aviation Administration, except for notice pursuant to Federal Aviation Administration Regulation 91.23 (14 C.F.R. 91.23).

     (j) Accuracy of Appraisal. The information contained in any appraisal report furnished by the Lessee to the Lessor with respect to any Parcel of Property or Unit of Equipment is accurate and complete in all material respects.

     (k) Compliance with Legal Requirements and Insurance Requirements. The operation, use and physical condition of the Property and Equipment are in full compliance with all Legal Requirements and Insurance Requirements, except any Legal Requirements, the non-compliance with which, individually or in the aggregate, (i) will not place either the Lessor or any Assignee in any danger of civil liability for which the Lessor or any Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $1,000,000 in the aggregate) or subject the Lessor or any Assignee to any criminal liability as a result of failure to comply therewith, (ii) will not result in a material diminution in the value of any Property or Equipment and (iii) is consistent with prudent business practices.

     (l) Liens. No Property or Equipment is subject to any Lien, except Permitted Liens.

     (m) Agreement for Lease. The Property acquired and built pursuant to the Agreement for Lease was acquired and built in accordance with the terms of the Agreement for Lease. The representations and warranties of the Lessee, as agent, in the Agreement for Lease are true and correct in all material respects.

     (n) ERISA. The Lessee has not established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security
Act of 1974, as amended, from time to time.

          SECTION 3.  LEASE OF PROPERTY OR EQUIPMENT.

     (a) Subject to the terms and conditions hereof, the Lessor shall lease to the Lessee, and the Lessee may lease from the Lessor pursuant to this Lease, any Property or Equipment, when and as the Lessee has need of such Property or Equipment;
provided, that:

          (i) such Property or Equipment is available for purchase;

          (ii) except with respect to any Parcel of Property acquired and built pursuant to the Agreement for Lease, the Lessor has approved the purchase order or acquisition with respect to such Equipment or the acquisition with respect to such Property (which approval shall be in the sole discretion of the Lessor);

          (iii) at the time any such Property or Equipment is to be ordered or leased hereunder there exists no Event of Default or Potential Default;

          (iv) with respect to any Property acquired and built pursuant to the Agreement for Lease, Substantial
               Completion (as defined in the Agreement for Lease) shall have occurred; and

          (v) the sum of (A) the Acquisition Cost of such Property or Equipment and (B) the aggregate Adjusted Acquisition Cost of all other Property or Equipment leased hereunder would not, at the time any such Property or Equipment is to be leased hereunder, exceed such amount as the Lessor and the Lessee may from time to time agree.

     (b) The lease hereunder of each Parcel of Property and related Units of Equipment acquired and built pursuant to the Agreement for Lease shall be evidenced by an AFL Unit Leasing Record. Subject to the terms of paragraph (a) of Section 3 hereof, upon Substantial Completion (as defined in the Agreement for Lease) of a Parcel or Parcels of Property acquired and built pursuant to the Agreement for Lease, the Lessee shall prepare an AFL Unit Leasing Record. The AFL Unit Leasing Record shall give a full description of the Property (and the Equipment included therein), the Acquisition Cost thereof, the Initial Term, Extended Term and Renewal Term of the Property and Equipment included therein, the Monthly Rent Component with respect to such Property, and such other details as the Lessor and the Lessee may from time to time agree. Each AFL Unit Leasing Record that relates to Pork Production Facilities or Poultry Production Facilities shall identify specifically the Pork Production Facility Equipment or the Poultry Production Facility Equipment, as the case may be, to be used at such Pork Production Facility or such Poultry Production Facility, as the case may be. Within five (5) Business Days of the Lessor's receipt of the Certificate of Substantial Completion relating to a Parcel or Parcels of Property to be leased hereunder, satisfaction of the other requirements of the Agreement for Lease and receipt of a completed and executed AFL Unit Leasing Record, the Lessor shall execute the AFL Unit Leasing Record and deliver it to the Lessee. The AFL Unit Leasing Record shall have an Effective Date of the date of execution by the Lessor of the AFL Unit Leasing Record. Execution and delivery by the Lessee of an AFL Unit Leasing Record shall constitute (i) acknowledgment by the Lessee that the Property and Equipment, if any, specified in such AFL Unit Leasing Record has been delivered to the Lessee in good condition and has been accepted for lease hereunder by the Lessee as of the Effective Date of such AFL Unit Leasing Record, (ii) acknowledgment by the Lessee that the Property and Equipment, if any, specified in such AFL Unit Leasing Record is subject to all of the covenants, terms and conditions of this Lease, and (iii) certification by the Lessee that the representations and warranties contained in Section 2 of this Lease are true and correct on and as of the Effective Date of such AFL Unit Leasing Record as though made on and as of such date and that there exists on such date no Event of Default or Potential Default.

     (c) The lease of each Parcel of Property, other than a Parcel of Property acquired and built pursuant to the Agreement for Lease, or Unit of Equipment to the Lessee under this Lease shall be evidenced by a Unit Leasing Record. The Lessee shall prepare and execute a Unit Leasing Record with respect to each Parcel of Property or Unit of Equipment (which Unit Leasing Record may relate to more than one Unit of Equipment) and deliver it promptly to the Lessor. Contemporaneously with the payment required by paragraph (b) of Section 5 hereof, the Lessor shall execute the acceptance of such Unit Leasing Record and promptly return one copy of such Unit Leasing Record to the Lessee.

     (d) The Lessee shall prepare each Unit Leasing Record pursuant to the procedures provided by the Lessor. Each Unit Leasing Record shall give a full description of the Parcel or Parcels of Property or Unit or Units of Equipment covered thereby, the Acquisition Cost of each such Parcel or Unit, the Initial Term, Extended Term and Renewal Term for each such Parcel or Unit, the Monthly Rent Component with respect to each such Parcel or Unit, its location and such other details as the Lessor and the Lessee may from time to time agree. Any Unit Leasing Record relating to Equipment which is Pork Production Facility Equipment or Poultry Production Facility shall identify the Pork Production Facility or the Poultry Production Facility, as the case may be, at which such Pork Production Facility Equipment or such Poultry Production Facility Equipment, as the case may be, is to be used.

     (e) Execution by the Lessee of a Unit Leasing Record shall constitute (i) acknowledgment by the Lessee that the Property or Equipment specified in such Unit Leasing Record has been delivered to the Lessee in good condition and has been accepted for lease hereunder by the Lessee as of the Effective Date, (ii) acknowledgment by the Lessee that the Property or Equipment specified in such Unit Leasing Record is subject to all of the covenants, terms and conditions of this Lease, and (iii) certification by the Lessee that the representations and warranties contained in Section 2 of this Lease are true and correct on and as of the Effective Date as though made on and as of the Effective Date and that there exists on the Effective Date no Event of Default or Potential Default.

     (f) In connection with any Parcel of Property acquired and built pursuant to the Agreement for Lease, within three (3) months of the Effective Date of such Parcel, the Lessee may deliver to the Lessor a Certificate of Increased Cost (as defined in the Agreement for Lease) pursuant to the Agreement for Lease setting forth the actual amount expended by the Lessee for items included in the Unit Budget (as defined in the Agreement for Lease) with respect to such Parcel while it was subject to the Agreement for Lease. If, based upon such Certificate of Increased Cost, a Completion Advance (as defined in the Agreement for Lease) is to be made, the Lessor shall execute within five
(5) days of receipt of such Certificate of Increased Cost from the Lessee a revised AFL Unit Leasing Record to amend the Adjusted Acquisition Cost for such Parcel to reflect the increase in the Acquisition Cost.

          SECTION 4.  OPERATING LEASE.

     The Lessor and the Lessee hereby declare that it is their mutual intent that for accounting and regulatory purposes this Lease be treated as an operating lease and not an instrument or evidence of indebtedness, and that the relationship between the Lessor and the Lessee under this Lease shall be that of lessor and lessee only. Title to and ownership of any Property or Equipment shall at all times remain in the Lessor and at no time become vested in the Lessee except in accordance with an express provision of this Lease. The Lessee does not hereby acquire any right, equity, title or interest in or to any Property or Equipment except pursuant to the terms hereof.

          SECTION 5.  DELIVERY.

     (a) The Lessee shall acquire or order and accept Property, other than Property acquired and built pursuant to the Agreement for Lease, or Equipment pursuant to the procedures provided by the Lessor. The Lessor shall not be liable to the Lessee for any failure to obtain, or delay in obtaining, any Property or Equipment or any delay in the delivery of title to the Lessor or possession of the Property or Equipment to the Lessee.

     (b) Upon acceptance for lease of a Parcel of Property, other than Property acquired and built pursuant to the Agreement for Lease, or Unit of Equipment by the Lessee and the Lessor and receipt by the Lessor of (i) the vendor's invoice or invoices for such Unit of Equipment and a contract of sale and deed with respect to each Parcel of Property, (ii) invoices or other evidence satisfactory to the Lessor for any amounts included in the Acquisition Cost of such Parcel or Unit payable to parties other than the vendor, (iii) invoices or other evidence satisfactory to the Lessor (including an appraisal with respect to a Parcel of Property or Unit of Equipment) for any amounts included in the Acquisition Cost of such Parcel or Unit that have been paid to the vendor or other parties by the Lessee and for any costs included in the Acquisition Cost of such Parcel or Unit incurred by the Lessee, (iv) with respect to each Parcel of Property, an ALTA form title insurance commitment from a title insurance company satisfactory to the Lessor, subject to no title exceptions other than those approved by the Lessor, (v) a Unit Leasing Record with respect to such Parcel or Unit prepared and duly executed by the Lessee, (vi) in the case of the Aircraft,
(1) a letter, certificate or other evidence satisfactory to the Lessor as to the due compliance with the insurance provisions of
Section 10 of this Lease, (2) an opinion of counsel to the Lessee with respect to matters, if any, requested by the Lessor, (3) an AC Form 8050-2 Bill of Sale (or such other form of bill of sale as may be approved by the Federal Aviation Administration on the Effective Date for the Aircraft) covering the Aircraft, executed by the owner of the Aircraft in favor of the Lessor, (4) evidence satisfactory to the Lessor that application for registration of the Aircraft in the name of the Lessor has been duly made with the Federal Aviation Administration and (5) evidence satisfactory to the Lessor that the Aircraft has been certificated by the Federal Aviation Administration with an appropriate airworthiness certificate and such certificate is in full force and effect and
(vii) such other documentation as the Lessor may reasonably require, the Lessor shall (A) pay to such vendor the amount of the vendor's invoice or invoices and/or contract of sale for such Parcel or Unit except to the extent previously paid by the Lessee, (B) pay to such other parties such amounts payable, except to the extent previously paid by the Lessee and (C) reimburse or pay to the Lessee for such amounts paid to the vendor or other parties by the Lessee, for such costs incurred by the Lessee and, if agreed between the Lessor and the Lessee, for the appraised value of the Property or Equipment; provided, however, that in no event shall the sum of all payments made pursuant to clauses (A), (B) and (C) above exceed the Acquisition Cost of such Property or Equipment.

     (c) The requirements for acceptance for lease hereunder of the Property acquired and built pursuant to the Agreement for Lease shall be the requirements set forth in the Agreement for Lease.

     (d) The Lessee shall ensure that the installation or erection of any Equipment is in accordance with the specifications and requirements of the vendor thereof.

     (e) The obligations of the Lessee to pay all amounts payable pursuant to this Lease (including specifically and without limitation amounts payable under Sections 7 and 11 hereof) shall be absolute and unconditional under any and all circumstances of any character, and such amounts shall be paid without notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of the Lessee to lease and pay Basic Rent for any and all Property or Equipment accepted for use pursuant to this Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them.

     THE LESSEE HAS SELECTED AND SHALL SELECT ALL PROPERTY OR EQUIPMENT ACQUIRED OR ORDERED ON THE BASIS OF ITS OWN JUDGMENT. NEITHER THE LESSOR NOR ANY ASSIGNEE NOR ANY AFFILIATE OF EITHER, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF ANY PROPERTY OR EQUIPMENT, OR AS TO WHETHER ANY PROPERTY OR EQUIPMENT OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND.

     AS BETWEEN THE LESSEE AND THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, THE LESSEE ASSUMES ALL RISKS AND WAIVES ANY AND ALL DEFENSES, SET-OFFS, DEDUCTIONS, COUNTERCLAIMS (OR OTHER RIGHTS), EXISTING OR FUTURE, AS TO THE LESSEE'S OBLIGATION TO PAY BASIC RENT AND ALL OTHER AMOUNTS PAYABLE HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

     (A)  THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY,
FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR
ANY OTHER QUALITY OR CHARACTERISTIC OF ANY PROPERTY OR EQUIPMENT,
LATENT OR NOT;

     (B) ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH THE LESSEE MAY HAVE AGAINST THE LESSOR, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

     (C)  ANY DEFECT IN TITLE OR OWNERSHIP OF PROPERTY OR
EQUIPMENT OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH
RESPECT TO THE PROPERTY OR EQUIPMENT;

     (D) ANY FAILURE OR DELAY IN DELIVERY OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, ANY PROPERTY OR EQUIPMENT, IN WHOLE OR IN PART, OR CESSATION OF THE USE OR POSSESSION OF ANY PROPERTY OR EQUIPMENT BY THE LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY PROPERTY OR EQUIPMENT, IN WHOLE OR IN PART;

     (E)  ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE,
OWNERSHIP, OCCUPANCY OR POSSESSION OF THE PROPERTY OR EQUIPMENT
BY THE LESSEE;

     (F)  ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR
PROCEEDING BY OR AGAINST THE LESSEE OR THE LESSOR OR ANY
ASSIGNEE;

     (G)  ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR
OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES,
PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL
REQUIREMENTS;

     (H)  THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY
OTHER INFIRMITY HEREIN OR ANY LACK OF POWER OR AUTHORITY OF THE
LESSOR OR THE LESSEE TO ENTER INTO THIS CONTRACT;

     (I)  THE INVALIDITY OR UNENFORCEABILITY OF ANY BILL OF SALE
OF ANY PROPERTY OR EQUIPMENT EXECUTED IN CONNECTION WITH THIS
LEASE OR ANY OTHER INFIRMITY THEREIN OR LACK OF POWER OR
AUTHORITY OF ANY PARTY THERETO TO ENTER INTO SUCH BILL OF SALE;
OR

     (J)  ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER,
WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING.

     THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS
LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.   Each
payment of Basic Rent, Additional Rent and any other amount due hereunder made by the Lessee shall be final, and the Lessee, without waiving any other remedies it may have, will not seek or have any right to recover all or any part of such payment from the Lessor or any Assignee for any reason whatsoever. The making of payments under this Lease by the Lessee (including without limitation payments pursuant to Section 11 hereof) shall not be deemed to be a waiver of any claim or claims that the Lessee may assert against the Lessor or any other Person. The Lessor agrees to repay the Lessee amounts paid to the Lessor to the extent such payments were in error and are not required by any of the terms and provisions of this Lease.

     (f) Notwithstanding any other provision contained in this Lease, it is specifically understood and agreed that neither the Lessor nor any Assignee nor any Affiliate of either, nor anyone acting on behalf of any of them makes any warranties or representations, or has any responsibility or duty, nor, except as set forth in Section 22 of this Lease, has the Lessor or any Assignee or any Affiliate of either, or anyone acting on behalf of any of them made any covenants or undertakings, as to the accounting treatment to be accorded the Lessee or as to the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease.

     (g) In the event the title insurance policy insuring the Lessor's interest in any Parcel of Property would not, in the absence of special insurance by the Lessee, become effective until the date of recordation of the deed, then the Lessee shall furnish such indemnity to the title insurance company as it shall require in order to insure the Lessor's interest in such Parcel of Property, effective as of the Effective Date.

          SECTION 6.  INITIAL TERM; EXTENDED TERM.

     (a) The "Initial Term" with respect to any Parcel of Property or Unit of Equipment leased hereunder shall commence on the Effective Date set forth in the Unit Leasing Record or the AFL Unit Leasing Record for such Parcel of Property or Unit of Equipment and shall continue for any partial first calendar month plus the number of calendar months set forth opposite such Parcel of Property or type of Equipment under the heading "Initial Term" in Exhibit A hereto, unless terminated earlier pursuant to
Section 12, 13, 14, 15, 16, 19 or 20 hereof. Notwithstanding the preceding sentence, if any Ground Lease is terminated prior to the expiration of the then current term of such Ground Lease, then, as provided in paragraph (d) of Section 29 hereof, the lease of any Parcel of Property subject to such Ground Lease shall terminate on the date of termination of such Ground Lease and all of the other terms and provisions of paragraph (d) of
Section 29 hereof shall apply to such termination.

     (b) The "Extended Term" with respect to any Parcel of Property or Unit of Equipment shall commence on the first day of the calendar month following the last day of the Initial Term of such Parcel or Unit and shall continue for the number of calendar months set forth opposite such Parcel of Property or type of Equipment under the heading "Extended Term" in Exhibit A hereto and specified in the Unit Leasing Record or the AFL Unit Leasing Record for such Parcel of Property or Unit of Equipment, unless terminated earlier pursuant to Section 12, 13, 14, 15, 16, 19 or 20 hereof; provided that, in the case of Pork Production Facility Equipment and Poultry Production Facility Equipment, in certain circumstances set forth in Exhibit A hereto, the Extended Term with respect to such Pork Production Facility Equipment or such Poultry Production Facility Equipment, as the case may be, shall commence on the Effective Date set forth in the Unit Leasing Record relating to such Unit of Pork Production Facility Equipment or such Unit of Poultry Production Facility Equipment, as the case may be. Notwithstanding the preceding sentence, if any Ground Lease is terminated prior to the expiration of the then current term of such Ground Lease, then, as provided in paragraph (d) of Section 29 hereof, the lease of any Parcel of Property subject to such Ground Lease shall terminate on the date of termination of such Ground Lease and all of the other terms and provisions of paragraph (d) of Section 29 hereof shall apply to such termination.

     (c) With respect to each Unit of Equipment or Parcel of Property, it is understood and agreed that the Initial Term of each Parcel of Property or Unit of Equipment shall in no event exceed 75% of its economic useful life.

     (d) Notwithstanding anything contained in this Section 6, the provisions of Sections 10 and 11 hereof and paragraph (a) of
Section 15 hereof shall apply with respect to any Property or Equipment from the time such Property or Equipment is ordered by the Lessee, with the approval of the Lessor, pursuant to procedures supplied by the Lessor.

          SECTION 7.  RENT AND OTHER PAYMENTS.

     (a) The Lessee hereby agrees to pay the Lessor (i) on each Basic Rent Payment Date, Basic Rent for the calendar month (or part thereof) in which such Basic Rent Payment Date falls, with respect to each Parcel of Property or Unit of Equipment leased during any part of such calendar month hereunder for which the Effective Date is before the Lease Rate Date for such calendar month, and (ii) on the Basic Rent Payment Date in the next succeeding calendar month, Basic Rent for any partial first calendar month, with respect to each Parcel of Property or Unit of Equipment for which the Effective Date is on or after the Lease Rate Date for such calendar month.

     (b) The Lessor shall furnish to the Lessee on the 16th day of each calendar month the percentage referred to in paragraph
(a)(iii) of the definition of "Basic Rent" in Section 1 hereof for such calendar month, or, if such day is not a Business Day, on the next succeeding Business Day (the "Lease Rate Date"). Prior to each Basic Rent Payment Date the Lessor shall furnish the Lessee with a summary of the calculations of Basic Rent payable on such Basic Rent Payment Date.

     (c)  The Lessee hereby agrees to pay on demand all amounts
(other than Basic Rent) payable hereunder including, without limitation, all amounts payable to any Indemnified Person pursuant to Section 11 hereof.

     (d) Without prejudice to the full exercise by the Lessor of its rights under Sections 18 and 19 hereof, the Lessee shall pay to the Lessor from time to time, on demand, as additional rent ("Additional Rent") (i) amounts required to reimburse the Lessor for its obligations, costs and expenses (not previously included in Basic Rent) incurred in acquiring, financing (including equity financing) and leasing the Property or Equipment (including, without limitation, all obligations of the Lessor under or in respect of any interest rate swap, cap, collar or other financial hedging arrangement and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar or other financial hedging arrangement relates), and (ii) to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Lessee to the Lessor as provided in this Lease on or before the date such payments are due, by (B) the decimal equivalent of the percentage referred to in paragraph (a)(iii) of the definition of "Basic Rent" as most recently furnished by the Lessor, and by (C) a fraction having a numerator equal to the number of days in the period from but excluding such due date to and including the date of payment thereof and a denominator of 365, or in a leap year,
366. The Lessee shall also pay to the Lessor on demand an amount equal to any expenses incurred by the Lessor in collecting such unpaid sums.

     (e) Basic Rent and Additional Rent and any other amount payable by the Lessee to the Lessor shall be paid such that immediately available funds in the full amount due are available on the date due, to the account of the Lessor at such bank, or to such account of such other Person at such bank, or otherwise as the Lessor may from time to time designate.

     (f) During the Lease Term of any Parcel of Property or Unit of Equipment, the Lessor shall calculate, on each Lease Rate Date (except the first Lease Rate Date hereunder), the difference, if any, between (i) the Variable Component of Basic Rent paid by the Lessee for the previous calendar month and (ii) an amount equal to what the Variable Component of Basic Rent would have been for such calendar month had the Variable Component of Basic Rent been calculated using the weighted average bond yield equivalent percentage cost per annum on all Commercial Paper of the Lessor outstanding at any time or the weighted average percentage cost per annum of other borrowings outstanding at any time or a blended rate if both Commercial Paper and other borrowings are outstanding at any time (as specified in clauses (A), (B) and (C), respectively, in subparagraph (a)(iii) of the definition of Basic Rent) during the previous calendar month (rather than during the applicable Computation Period); provided, that with respect to the Variable Component of Basic Rent for the last month of the Lease Term, such calculation shall occur on the last day of the Lease Term. On or about August 16, 1995 (or such other date that the Lessor so chooses), and thereafter on or about August 16 of each year, and on the last day of the Lease Term, the Lessor shall furnish to the Lessee a calculation of the aggregate difference between the amounts determined under clause
(i) above and the correlating amounts determined under clause
(ii) above (the "Reconciliation Amount") for each calendar month since the date of this Lease or each calendar month since the last time the Reconciliation Amount was calculated, whichever is later. The Lessor and the Lessee agree that if the Reconciliation Amount is a positive number, then such amount shall be credited against the amount of Basic Rent that the Lessee is required to pay on the next Basic Rent Payment Date (or Basic Rent Payment Dates, if such amount shall exceed the amount of Basic Rent payable in the next succeeding month), and if the Reconciliation Amount is a negative number, then such amount shall be payable by the Lessee on the next Basic Rent Payment Date in addition to the amount of Basic Rent due and payable on such Basic Rent Payment Date, except that with respect to the Reconciliation Amount computed on the last day of the Lease Term, such amount shall be paid by the Lessor to the Lessee (in the case of a positive number) or by the Lessee to the Lessor (in the case of a negative number) on the last day of the Lease Term.
Any notices required by this paragraph (f) which are furnished to the Lessee by the Lessor shall be conclusive, absent manifest error, as to the contents thereof.

          SECTION 8.  RESTRICTED USE; COMPLIANCE WITH LAWS.

     (a) So long as no Event of Default shall have occurred and be continuing, the Lessee may use the Property or Equipment in the regular course of its business for any lawful purpose. The Lessee will not do or permit any act or thing which might impair, other than in the normal use thereof, the value or usefulness of any Property or Equipment.

     (b) The Lessee shall promptly and duly execute, deliver, file and record, at the Lessee's expense, all such documents, statements, filings and registrations, and take such further action, as the Lessor shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Property or Equipment and any Assignee's interest in this Lease or any Property or Equipment as against the Lessee or any third party in any applicable jurisdiction.
The Lessee may, after notice in writing to the Lessor and at the Lessee's own cost and expense, change the place of principal location of any Equipment; provided, that prior notice shall not be required in the case of Equipment used for transportation (such as, without limitation, automobiles and trucks), but in such event the Lessee shall notify the Lessor in writing of the change of the principal location of such transportation Equipment not later than thirty (30) days after such change is made; and provided further, that (A) all Pork Production Facility Equipment will be principally located at a Pork Production Facility and all Poultry Production Facility Equipment will be principally located at a Poultry Production Facility and (B) the Lessee will not change the principal location of any Pork Production Facility Equipment or any Poultry Production Facility Equipment until notice of such change in location has been provided to the Lessor. Notwithstanding the foregoing, no change of location shall be undertaken unless and until all Legal Requirements shall have been met. At the request of the Lessor, the Lessee shall promptly advise the Lessor in writing where all Equipment leased hereunder as of such date is principally located.

     (c) The Lessee shall use every reasonable precaution to prevent loss or damage to Property or Equipment and to prevent injury to third persons or property of third persons. The Lessee shall cooperate fully with the Lessor and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership, operation or use of any Equipment or ownership, use, or occupancy of the Property; provided, that nothing contained in this paragraph (c) shall be construed as imposing on the Lessor any duty to investigate or defend any such claims or suits. The Lessee shall comply and shall cause all Persons using or operating Equipment or using or occupying Property to comply with all Insurance Requirements and Legal Requirements applicable to such Property or Equipment and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of Property or Equipment, and the licensing of operators thereof.

     (d) Upon reasonable prior notice and compliance with such procedures as the Lessee may reasonably request to ensure security, the Lessor or any Assignee or any authorized representative of either may during reasonable business hours from time to time inspect Property or Equipment and deeds, registration certificates, certificates of title and related documents covering Property or Equipment wherever the same may be located, but neither the Lessor nor any Assignee shall have any duty to make any such inspection.

     (e) The Lessee shall not, without the prior written consent of the Lessor, permit, or suffer to exist, any Lien, including mechanics' liens, other than Permitted Liens or those Liens placed thereon by, or arising from, the Lessor's own actions or which are subject to a Permitted Contest, nor may it assign any right or interest herein or in any Property or Equipment. The Lessee shall not, without the prior written consent of the Lessor, sublease or otherwise relinquish possession of any Property or Equipment, except that (i) the Lessee may relinquish possession of Property or Equipment to any contractor for use in performing work for the Lessee on such Property or Equipment; provided, that such relinquishment of possession shall in no way affect the obligations of the Lessee or the rights of the Lessor hereunder and with respect to the Property or Equipment and (ii) the Lessee may sublease any Parcel of Property or Unit of Equipment; provided, that (A) the terms of the instrument of sublease and, unless the sublease shall be to an Affiliate of the Lessee which is a wholly owned subsidiary of the Lessee, the identity of the sublessee shall be subject to the prior written approval of the Lessor and any Assignee, which approval shall not be unreasonably withheld or delayed, (B) each such sublease shall expressly be made subject and subordinate to the provisions hereof and shall, at the sole option of the Lessor, by its terms be subject to termination upon the termination for any reason of this Lease, (C) no such sublease shall modify or limit any right or power of the Lessor hereunder or affect or reduce any obligation of the Lessee hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (D) any such sublease made otherwise than as expressly permitted by this paragraph (e) shall be void and of no force and effect. As additional security to the Lessor for the performance of the Lessee's obligations under this Lease, the Lessee hereby assigns to the Lessor all of its right, title and interest in and to all subleases permitted hereby and agrees to cause any sublessee to enter into attornment agreements with the Lessor as the Lessor shall request. The Lessor shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Lessee hereby irrevocably assigns such rents and other sums to the Lessor for the benefit and protection of the Lessor; provided, that unless an Event of Default shall have occurred and be continuing hereunder, the Lessee shall be entitled to collect and enjoy such rents and other sums. The Lessee shall, within thirty (30) days after the execution of any such sublease, deliver a conformed copy thereof to the Lessor. Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or Equipment or any part thereof. Notice is hereby given that the Lessor will not be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding any Property or Equipment or any part thereof through or under the Lessee, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Lessor in and to the Property or Equipment.

     (f) The Lessee shall register and title all automotive Equipment in the name of the Lessor except that, where required or permitted by law or regulation, Equipment may, with the written approval of the Lessor be registered (but not titled) in the name of the Lessee. If requested by the Lessor, the Lessee shall cause one of its officers to hold in his custody and control all registration certificates and certificates of title covering automotive Equipment, as custodian for the Lessor. The Lessee agrees to cause such officer to furnish to the Lessor, upon reasonable request, a certificate to the effect that all registration certificates and certificates of title pursuant to any Legal Requirement have been obtained and are being held on behalf of the Lessor.

     (g) On or prior to the pertinent Effective Date, the Lessee shall affix or cause to be affixed to each Unit of Equipment, except for motor vehicles in states with documents of title, in the place designated by the Lessor (or, if no such place shall have been designated, in a prominent place), labels, plates or other markings stating that such Unit of Equipment is owned by the Lessor. The Lessee shall not without the prior permission of the Lessor change or remove (or permit to be changed or removed or otherwise permit a decrease in the visibility of) any insignia or lettering which is on any Equipment at the time of delivery thereof or which is thereafter placed thereon indicating the Lessor's ownership thereof.

     (h) If any Lien or charge of any kind or any judgment, decree or order of any court or other governmental authority (including, without limitation, any state or local tax lien affecting the Property or Equipment), whether or not valid, shall be asserted or entered which might interfere with the due and timely payment of any sum payable or the exercise of any of the rights or the performance of any of the duties or responsibilities under this Lease, the Lessee shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Lessor, promptly take such action as may be necessary to prevent or terminate such interference.

     (i) The Lessee, at its own cost and expense, shall forthwith upon the Effective Date with respect to any Aircraft, cause the Aircraft to be duly registered and at all times thereafter to remain duly registered in the name of the Lessor, as owner, except as may be otherwise required by the Federal Aviation Act of 1958, as amended.

          SECTION 9.  MAINTENANCE, IMPROVEMENT AND REPAIR OF
                   PROPERTY OR EQUIPMENT.

     (a) Upon request of the Lessee, the Lessor will, so long as no Event of Default shall have occurred and be continuing, assign or otherwise make available to the Lessee any and all rights the Lessor may have under any vendor's or manufacturer's warranties or undertakings with respect to any Property or Equipment.

     (b) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the ownership, use or occupancy of any Parcel of Property or ownership, use and operation of any Unit of Equipment. Except as otherwise provided in Section 15 hereof, the Lessee shall at all times, at its own expense, and subject to reasonable wear and tear, keep Property or Equipment in good operating order, repair, condition and appearance. The foregoing undertaking to maintain Property or Equipment in good repair shall apply regardless of the cause necessitating repair and regardless of whether the Lessee has possession of the Property or Equipment, and as between the Lessor and the Lessee all risks of damage to Property or Equipment are assumed by the Lessee. With respect to any Parcel of Property, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping. The Lessee hereby agrees to indemnify and hold the Lessor harmless from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to the Lessee's failure to fulfill its obligations under this paragraph (b).

     (c) With respect to any Parcel of Property, the Lessee shall pay: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against (A) the Parcel, (B) any Basic Rent, any Additional Rent or other sum payable hereunder or (C) this Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of the Parcel; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., ordinary operating expenses and interest) relating to the Parcel) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Parcel; and (iv) all charges of utilities and communications services serving the Parcel. The Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of the Lessor (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Lessee is required to pay pursuant to this paragraph
(c); provided, however, that if at any time the method of taxation shall be such that there shall be levied, assessed or imposed on the Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of any Parcel or any present or any future improvement or improvements on any Parcel, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be payable by the Lessee, but only to the extent that such taxes would be payable if the Property affected were the only property of the Lessor, and the Lessee shall pay and discharge the same as herein provided. The Lessee will furnish to the Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Lessee. If any such assessments may legally be paid in installments, the Lessee may pay such assessment in installments.

     (d) The Lessee shall not make any material alterations to any Equipment without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Any improvements or additions to any Equipment shall become and remain the property of the Lessor, except that any addition to Equipment made by the Lessee shall remain the property of the Lessee if it can be removed from such Equipment without impairing the functioning of such Equipment or its resale value, excluding such addition. Any improvements or additions which do not remain property of the Lessee shall be evidenced by a revised Unit Leasing Record.

     (e) So long as no Event of Default shall have occurred and be continuing, the Lessee may, at its expense, make additions to and alterations to any Parcel of Property; provided, that upon completion of such additions or alterations (i) neither the fair market value of the Parcel of Property shall be lessened thereby nor the condition of such Parcel of Property impaired, below the value, utility or condition thereof immediately prior to such action (assuming such Parcel of Property was then of a condition and repair required to be maintained pursuant to paragraph (b) of
Section 9 hereof), (ii) such additions or alterations shall not result in a change of use of such Parcel of Property, (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements and (iv) no exterior walls of any building or other improvement constituting a part of a Parcel of Property shall be demolished unless (A) the Lessee has made adequate provision according to nationally recognized sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the Parcel of Property and for the restoration of such Parcel of Property to a structurally sound architectural whole and (B) if such addition or alteration costs more than $100,000 the obligations of the Lessee to preserve, maintain and restore are reasonably assured to the Lessor's satisfaction. Any and all such additions and alterations shall be and remain part of the Parcel of Property and shall be subject to this Lease. Notwithstanding anything contained herein, the Lessee shall not perform any addition or alteration to any Parcel of Property which would have an estimated cost in excess of $200,000 without the Lessor's prior written consent, which consent may be conditioned upon, among other things, the Lessor's approval of the plans and specifications for such additions and alterations and the Lessee's furnishing of such security as the Lessor may reasonably require to protect the Lessor against any Liens or claims affecting the Property as a result of such addition or alteration.

     (f) The Pork Production Facility Equipment leased by the Lessee shall be maintained, repaired, refurbished or replaced by the Lessee when necessary in order to ensure that all Pork Production Facility Equipment located at the Pork Production Facilities will include the Pork Production Facility Equipment listed on the AFL Unit Leasing Record with respect to such Pork Production Facility or replacements for such Pork Production Facility Equipment of the kind, quality and in the quantities included in the AFL Unit Leasing Record with respect to the Pork Production Facilities (provided that the Lessee may replace Pork Production Facility Equipment at the Pork Production Facilities with equipment of different kind, quality and in different quantities if such replacement equipment is of equal or greater value in the Lessor's good faith judgment and is included in the FF&E Specifications (as defined in the Agreement for Lease)) for Pork Production Facilities and will be in such condition and sufficient to allow the Pork Production Facilities to be operated in accordance with industry standards and in a manner and to standards at least substantially equivalent to the operation of Pork Production Facilities owned and operated by the Lessee. As equipment is substituted at the Pork Production Facilities or Pork Production Facility Equipment at the Pork Production Facilities and subject to the Lease, title to such substitute equipment shall automatically be transferred to the Lessor and such equipment shall be subject to this Lease and title to the existing Pork Production Facility Equipment at the Pork Production Facilities for which such equipment is being substituted shall be released by the Lessor. Any equipment substituted at the Pork Production Facilities for Pork Production Facility Equipment shall be deemed to have an Adjusted Acquisition Cost equal to such Pork Production Facility Equipment for which it is substituted.

     (g) The Poultry Production Facility Equipment leased by the Lessee shall be maintained, repaired, refurbished or replaced by the Lessee when necessary in order to ensure that all Poultry Production Facility Equipment located at the Poultry Production Facilities will include the Poultry Production Facility Equipment listed on the AFL Unit Leasing Record with respect to such Poultry Production Facility or replacements for such Poultry Production Facility Equipment of the kind, quality and in the quantities included in the AFL Unit Leasing Record with respect to the Poultry Production Facilities (provided that the Lessee may replace Poultry Production Facility Equipment at the Poultry Production Facilities with equipment of different kind, quality and in different quantities if such replacement equipment is of equal or greater value in the Lessor's good faith judgment and is included in the FF&E Specifications (as defined in the Agreement for Lease)) for Poultry Production Facilities and will be in such condition and sufficient to allow the Poultry Production Facilities to be operated in accordance with industry standards and in a manner and to standards at least substantially equivalent to the operation of Poultry Production Facilities owned and operated by the Lessee. As equipment is substituted at the Poultry Production Facilities for Poultry Production Facility Equipment at the Poultry Production Facilities and subject to this Lease, title to such substitute equipment shall automatically be transferred to the Lessor and such equipment shall be subject to this Lease and title to the existing Poultry Production Facility Equipment at the Poultry Production Facilities for which such equipment is being substituted shall be released by the Lessor. Any equipment substituted at the Poultry Production Facilities for Poultry Production Facility Equipment shall be deemed to have an Adjusted Acquisition Cost equal to such Poultry Production Facility Equipment for which it is substituted.

     (h) The Lessee, at its own cost and expense, shall: (i) maintain, service, repair, overhaul and test the Aircraft (A) so as to keep the Aircraft in operating condition as good as when delivered to the Lessee hereunder, ordinary wear and tear excepted, and (B) so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act of 1958, as amended, except during such period or periods as the Aircraft is being overhauled, maintained, serviced, repaired or tested; (ii) maintain all records, logs and other materials required by the Federal Aviation Administration to be maintained in respect of the Aircraft; and (iii) promptly furnish to the Lessor such notification and take such other action on the Lessor's behalf as may be required to be filed by the Lessor with any governmental authority because of the Lessor's interest in the Aircraft.

          SECTION 10.  INSURANCE.

     (a) Public Liability Insurance with Respect to Equipment. The Lessee will carry at its own expense public liability insurance and property damage insurance with respect to all Equipment (i) in amounts which are not less than the public liability and property damage insurance applicable to similar equipment owned, leased or held by the Lessee; provided, that in no event shall such amounts be less than $15,000,000 per occurrence, (ii) of the types usually carried by corporations engaged in the same or a similar business, similarly situated with the Lessee, and owning or operating similar equipment and which cover risk of the kind customarily insured against by such corporations, and (iii) which are maintained in effect with insurers of recognized responsibility satisfactory to the Lessor. The insurance required by this paragraph (a) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage only to the extent approved in writing by the Lessor.

     (b) Insurance Against Loss or Damage to Equipment. The Lessee will maintain in effect with insurers of recognized responsibility satisfactory to the Lessor, at its own expense, physical damage insurance with respect to all Equipment, which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Lessee, and owning or operating similar equipment and which covers risk of the kind customarily insured against by such corporations, and in substantially the amount applicable to similar equipment owned, leased or held by the Lessee; provided, that such insurance shall at all times be in an amount not less than the aggregate Adjusted Acquisition Cost of all Equipment. The insurance required by this paragraph (b) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage only to the extent approved in writing by the Lessor.

     (c) Insurance with respect to Property. The Lessee will maintain or cause to be maintained insurance of the following character, on each Parcel of Property:

          (i) All risk insurance coverage against losses by fire and lightning and other risks for the full insurable replacement value of each Parcel of Property, with agreed amount endorsement or endorsements providing equivalent protection, including loss by windstorm, flood, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage, and vandalism and malicious mischief, in amounts not less than the full insurable replacement value of all buildings and other improvements on each Parcel of Property, but in no event less than the Adjusted Acquisition Cost of each Parcel of Property. The term "full insurable replacement value" as used herein means the actual replacement cost, including the costs of debris removal, but excluding the cost of constructing foundation and footings.

          (ii) Comprehensive general public liability insurance covering the legal liability of the Lessor and the Lessee against claims for bodily injury, death or property damage, occurring on, in or about each Parcel of Property or occurring as a result of ownership of facilities located on each Parcel of Property or as a result of the use of products or materials manufactured, stored, processed, constructed or sold, or services rendered, on each Parcel of Property, in the minimum amount of $15,000,000 with respect to any one occurrence, accident or disaster or incidence of negligence.

          (iii) The Lessee shall comply with applicable workers' compensation laws of the states where each Parcel of Property is located, and shall maintain such insurance if and to the extent necessary for such compliance.

          (iv) Explosion insurance in respect of any boilers and similar apparatus located on each Parcel in the minimum amount of $250,000 or in such greater amounts as are then customary for property similar in use to each Parcel.

          (v) Such other insurance, in such amounts and against such risks, as is customarily maintained by operators of similar properties.

The insurance required under this paragraph (c) shall be maintained in effect with insurers of recognized responsibility satisfactory to the Lessor. Such insurance may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage only to the extent approved in writing by the Lessor; provided that, with respect to flood insurance, the Lessee may self-insure with respect to the required coverage in an aggregate amount with respect to all Property not in excess of $1,000,000.

     Insurance claims by reason of damage or destruction to any Parcel of Property shall be adjusted by the Lessee, subject to the approval of the Lessor, which approval the Lessor agrees not to unreasonably withhold or delay; provided, that if the amount claimed exceeds $1,000,000 the Lessor may participate in such adjustment, at the Lessee's expense.

     (d) Public Liability and Property Damage Insurance with Respect to Aircraft. The Lessee shall, at its own cost and expense, procure or cause to be procured and maintain or cause to be maintained, with insurers of recognized responsibility satisfactory to the Lessor, public liability insurance with respect to the Aircraft, covering both bodily personal injury and damage to property (as to all Persons, including employees of the Lessee or the Lessor). Policies covering bodily injury and property damage shall provide for coverage in an amount which is not less than the public liability and property damage insurance usually carried with respect to aircraft similar to the Aircraft by corporations of a similar size engaged in the same or similar business and similarly situated with the Lessee; provided, that such insurance shall at all times be in an amount not less than $30,000,000 per occurrence.

     (e) Insurance Against Loss or Damage to Aircraft. The Lessee shall, at its own cost and expense, procure or cause to be procured and maintain or cause to be maintained, with insurers of recognized responsibility satisfactory to the Lessor, all risk aircraft hull insurance with respect to the Aircraft, of the type and in substantially the amounts usually carried by corporations engaged in the same or similar business and similarly situated with the Lessee; provided, that such insurance shall at all times be in an amount not less than the Adjusted Acquisition Cost of the Aircraft at such time.

     (f) Additional Insureds; Notice. Any policies of insurance carried in accordance with this Section 10 and any policies taken out in substitution or replacement for any such policies (i) shall name the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, and each Assignee as additional insureds, as their respective interests may appear (but without imposing upon any such Person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) with respect to insurance carried in accordance with the preceding paragraphs (b), (c)(i), (c)(iv), (c)(v) and (e) shall name the Assignee, if any, or the Lessor, if no Assignment has been made, as loss payee, (iii) with respect to insurance carried in accordance with the preceding paragraphs (b), (c) and (e), shall provide that as against the Lessor the insurers shall waive any rights of subrogation, (iv) shall provide that if the insurers cancel such insurance for any reason whatsoever, or any substantial change is made in the coverage or the same is allowed to lapse for nonpayment of premium or such insurance coverage is reduced, such cancellation, change, lapse or reduction shall not be effective as to the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, or any Assignee for thirty (30) days after receipt by the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, or such Assignee, as the case may be, of written notice by such insurers of such cancellation, change, lapse or reduction, and (v) shall provide that in respect of the interest of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, and each Assignee in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other Person (other than of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, or any such Assignee in respect of its own interest) and shall insure the interests of the Lessor, Merrill, Merrill Lynch, Merrill Leasing, the general partner of the Lessor and its shareholders, officers and directors, the limited partners of the Lessor, and each such Assignee, as they appear, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by the Lessee or any other Person. Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by the Lessor with respect to its interest as such in the Property or Equipment and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

     (g) Application of Insurance Proceeds for Loss or Taking. As between the Lessor and the Lessee it is agreed that any insurance payments received as the result of the occurrence of
(i) any event of loss described in paragraph (c) of Section 15 hereof with respect to any Parcel of Property or Unit of Equipment, or (ii) any event of Taking described in Section 16 hereof shall be paid to an account of the Lessor and disposed of, as set forth in paragraph (c) of Section 15 hereof.

     (h) Application of Insurance Proceeds for Other than Loss or Taking. As between the Lessor and the Lessee, the insurance proceeds of any property damage loss to any Property or Equipment will be held in an account of the Lessor and applied in payment (or to reimburse the Lessee) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof. The Lessee shall be entitled (i) to receive the amounts so deposited against certificates, invoices or bills satisfactory to the Lessor, delivered to the Lessor from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in paragraph (i) of this
Section 10. To the extent that the Lessor estimates that the cost of such work or repair shall exceed the amount of proceeds, the Lessee shall make adequate provisions for the payment thereof, which provisions shall be acceptable to the Lessor. Any moneys remaining in the aforesaid account after final payment for repairs has been made shall be paid to the Lessee.

     (i) Investment. The Lessor, at the Lessee's instruction, may invest the amounts deposited with the Lessor pursuant to paragraph (h) of this Section 10 in any investments permitted under a Credit Agreement. Such investments shall mature in such amounts and on such dates so that amounts shall be available on the draw dates sufficient to pay the amounts requested by and due to the Lessee. So long as no Event of Default has occurred and is continuing, any interest earned on investments of such funds shall be paid to the Lessee. The Lessor shall not be liable for any loss resulting from the liquidation of each and every such investment and the Lessee shall bear the risk of such loss, if any.

     (j) Application in Default. Any amount referred to in paragraphs (g) or (h) of this Section 10 which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such payment an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor as security for the obligations of the Lessee hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder as the Lessor may elect. At such time as there shall not be continuing any Event of Default, all such amounts at the time held by the Lessor in excess of the amount, if any, which the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

     (k) Certificates, etc. On or before the execution of this Lease, on the Effective Date with respect to any Parcel of Property or Unit of Equipment, and annually on or before the anniversary of the date of this Lease, the Lessee will furnish to the Lessor certificates or other evidence reasonably acceptable to the Lessor certifying that the insurance then carried and maintained on each Parcel of Property or Unit of Equipment complies with the terms hereof.

     (l) Use or Operation of Property and Equipment. The Lessee covenants that it will not use or operate any Equipment or use or occupy any Property or permit the use or occupancy of any Property or the use or operation of any Equipment at a time when the insurance required by this Section 10 is not in force with respect to such Property or equipment.

     (m) Prosecution of Claims. The Lessee may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Lessee may bring any such prosecution or contest in the name of the Lessor, the Lessee, or both, and the Lessor will join therein at the Lessee's request; provided, that the Lessee shall indemnify the Lessor against any losses, costs or expenses (including reasonable attorneys' fees) which the Lessor may incur in connection with such prosecution or contest.

          SECTION 11.  INDEMNITIES.

     The Lessee shall indemnify and hold harmless the Lessor, Merrill, Merrill Lynch, Merrill Leasing, any Assignee, any successor or successors and any Affiliate of each of them, and their respective officers, directors, incorporators, shareholders, partners (general and limited, including, without limitation, the general and limited partners of the Lessor), employees, agents and servants (each of the foregoing an "Indemnified Person") from and against all liabilities (including, without limitation, strict liability in tort), taxes, losses, obligations, claims (including, without limitation, strict liability in tort), damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' and accountants' fees and expenses) or judgments of any nature relating to or in any way arising out of:

     (a) The ordering, delivery, acquisition, construction, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, ownership, use, non-use, misuse, financing (including, without limitation, all obligations of the Lessor under or in respect of any interest rate swap, cap, collar or other financial hedging arrangement and any amounts payable by the Lessor under any such arrangement to reduce the notional amount thereof by the amount of any prepayment of any borrowing to which such interest rate swap, cap, collar or other financial hedging arrangement relates), operation, transportation, repair, control or disposition, including, without limitation, disposition at the end of any Extended or Renewal Term, of any Property or Equipment or the release of hazardous substances on, under, to or from, or the generation or transportation of hazardous substances to or from, any Property, leased or to be leased hereunder, (i) except to the extent that such costs are included in the Acquisition Cost of such Property or Equipment within the limitations provided in paragraph (a)(v) of Section 3 hereof (or within any change of such limitations agreed to in writing by the Lessor and the Lessee), (ii) except for any general administrative expenses of the Lessor, (iii) except the income taxes with respect to which indemnification is excluded under paragraph (c) of this Section 11 and (iv) except that this indemnity shall not increase any payment required to be made by the Lessee pursuant to paragraphs
(b)(iii)(A), (c)(iii)(A), or (d)(iii)(A) of Section 12 of this
Lease;

     (b) The assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Property or Equipment; provided, however, that upon request of the Lessee, the Lessor will make available to the Lessee the Lessor's rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any Property or Equipment;

     (c) All U.S. Federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, franchise, sales, use, gross income, gross receipts, ad valorem, business, personal property, real estate, value added, excise, motor vehicle, occupation tees and stamp or other taxes or tolls of any nature whatsoever, and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Property or Equipment or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Property or Equipment (including, without limitation, any claim by any Governmental Authority for transfer tax, transfer gains tax, mortgage recording tax, filing or other similar taxes or fees in connection with the acquisition of any Property by the Lessor or otherwise in connection with this Lease) or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto; provided, that this indemnity shall not apply to Federal net income taxes, or to state and local net income taxes, except that such indemnity shall apply to state and local net income taxes (A) to the extent imposed by reason in whole or in part of (1) a relation or asserted relation of any such taxing jurisdiction to the Property or Equipment or to the transactions contemplated herein or (2) the actual or deemed use by any Person of the Property or Equipment in such taxing jurisdiction, other than in the case of both clauses (1) and (2), taxes to the extent such taxes would have been imposed by a taxing jurisdiction because of a relationship between the Lessor and such taxing jurisdiction without regard to the circumstances described in clauses (1) and
(2), and (B) to the extent imposed as a result of the inability to claim, disallowance or other loss by Shawnee Funding, Limited Partnership of deductions customarily allowed in computing net income (e.g., interest expense, financing, administrative, ordinary operating expenses and other tees and expenses); and provided further, that the Lessee's obligation to indemnify Indemnified Persons for state and local net income taxes under clause (A) and (B) above shall be limited to an amount of such taxes equal to the greater of (1) $20,000 per year and (2) ..06667% of the Acquisition Cost of the Property and Equipment under this Lease per year; or

     (d) Any violation, or alleged violation by the Lessee, of this Lease or of any contracts or agreements to which the Lessee is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other Legal Requirements.

     The Lessee shall forthwith upon demand reimburse any Indemnified Person for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly. Any payment made to or on behalf of any Indemnified Person pursuant to this Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that the Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, the Lessee shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

     The indemnities contained in this Section 11 shall not be affected by any termination of this Lease as a whole or in respect of any Parcel of Property or Unit of Equipment leased hereunder or any failure or refusal of the Lessee to accept any Property or Equipment acquired or ordered pursuant to the terms hereof.

     Notwithstanding any provisions of this Section 11 to the contrary, the Lessee shall not indemnity and hold harmless any Indemnified Person against any claims and liabilities arising solely from the gross negligence or willful misconduct of such Indemnified Person.

     In the event the Lessor shall be a party defendant to any litigation arising out of any provision contained in this Lease for which the Lessee has given indemnification, the Lessor shall give prompt notice thereof to the Lessee by telephone and in writing and shall consult and cooperate, at the Lessee's expense, with the Lessee, and if the Lessor shall not have appeared or pleaded to any such action then the Lessor does hereby empower any attorney of any court of record appointed by the Lessee (who shall give prompt written notice to the Lessor of such appointment) to appear for the Lessor and in good faith and with due diligence defend such action, to enter counterclaims, to institute actions against third parties and to do all things necessary or desirable in the judgment of such attorney after consultation with the Lessor and the Lessee to preserve the rights of the Lessor and the Lessee, all at the Lessee's own cost and expense. No failure or delay of the Lessor to give the notice required by this Section 11 shall excuse the obligation of the Lessee to indemnify the Lessor with respect to such litigation except to the extent that any increase in liability is a direct result of such failure or delay.

          SECTION 12.  LESSEE'S RIGHT TO TERMINATE.

     (a) So long as no Event of Default has occurred and is continuing and with respect to any Parcel of Property not undergoing any repairs, additions or alterations, the Lessee shall have the right, upon ninety (90) days' notice to the Lessor, to terminate the lease of any Parcel of Property or any or all Units of Equipment on the Basic Rent Payment Date of the last month of the Initial Term or on any Basic Rent Payment Date during the Extended Term or the Renewal Term, if any, by arranging, at its own cost and expense, for the sale of such Property or Equipment in an arms' length transaction on the date of termination and the receipt by the Lessor of cash in an amount equal to the sale price of such Property or Equipment (the "Cash Proceeds"); provided that, if such sale does not occur, this Lease shall not terminate with respect to such Property and Equipment. The lease of Pork Production Facility Equipment may be terminated pursuant to this Section 12 only in conjunction with a termination pursuant to this Section 12 of the lease of the Pork Production Facility at which such Pork Production Facility Equipment is used, or is to be used, and conversely, upon the termination pursuant to this Section 12 of the lease of a Pork Production Facility, the lease of all of the Pork Production Facility Equipment used, or to be used, in such Pork Production Facility must be terminated pursuant to this Section 12 concurrently therewith. For purposes of this Section 12, in connection with the sale of a Pork Production Facility and the related Pork Production Facility Equipment, the term "Cash Proceeds" shall mean the aggregate cash proceeds from the sale of such Pork Production Facility and Pork Production Facility Equipment and "Adjusted Acquisition Cost" shall mean the aggregate of the Adjusted Acquisition Costs of the Pork Production Facility and the Pork Production Facility Equipment being sold pursuant to this Section 12. The lease of Poultry Production Facility Equipment may be terminated pursuant to this
Section 12 only in conjunction with a termination pursuant to this Section 12 of the lease of the Poultry Production Facility at which such Poultry Production Facility Equipment is used, or is to be used, and conversely, upon the termination pursuant to this Section 12 of the lease of a Poultry Production Facility, the lease of all of the Poultry Production Facility Equipment used, or to be used, in such Poultry Production Facility must be terminated pursuant to this Section 12 concurrently therewith. For purposes of this Section 12, in connection with the sale of a Poultry Production Facility and the related Poultry Production Facility Equipment, the term "Cash Proceeds" shall mean the aggregate cash proceeds from the sale of such Poultry Production Facility and Poultry Production Facility Equipment and "Adjusted Acquisition Cost" shall mean the aggregate of the Adjusted Acquisition Costs of the Poultry Production Facility and the Poultry Production Facility Equipment being sold pursuant to this
Section 12. At the time a Parcel of Property or Unit of Equipment is sold pursuant to this Section 12, such Parcel or Unit shall be in compliance with all Legal Requirements and shall not be subject to any Permitted Contest or any Lien.

     (b) In the event the Lessee exercises its right to terminate the lease of any Equipment pursuant to this Section 12 on the Basic Rent Payment Date of the last month of the Initial Term with respect to such Equipment or in the event a termination of the lease of any Equipment occurs pursuant to Section 14 hereof and the Basic Rent Payment Date on which such termination occurs is on or before the last month of the Initial Term of such Equipment and the Lessee chooses to effect a sale pursuant to this Section:

          (i) if the Cash Proceeds are greater than the Adjusted Acquisition Cost of the Equipment sold, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed such Adjusted Acquisition Cost;

          (ii) if the Cash Proceeds are equal to or less than the Adjusted Acquisition Cost of the Equipment sold, but greater than or equal to 15% of the Adjusted Acquisition Cost of such Equipment, the Lessee shall pay to the Lessor an amount equal to (A) such Adjusted Acquisition Cost less (B) the Cash Proceeds; and

          (iii) if the Cash Proceeds are less than 15% of the Adjusted Acquisition Cost of the Equipment sold, the Lessee shall pay to the Lessor an amount equal to the sum of (A) 85% of such Adjusted Acquisition Cost and (B) the amount by which the residual value of such Equipment has been reduced by wear and tear in excess of that attributable to normal use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

     (c) In the event the Lessee exercises its right to terminate the lease of any Property pursuant to this Section 12 on the Basic Rent Payment Date of the last month of the Initial Term with respect to such Property or in the event a termination of the lease of any Property occurs pursuant to Section 14 hereof and the Basic Rent Payment Date on which such termination occurs is on or before the last month of the Initial Term of such Property and the Lessee chooses to effect a sale pursuant to this
Section:

          (i) If the Cash Proceeds are greater than the Adjusted Acquisition Cost of the Property sold, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed such Adjusted Acquisition Cost;

          (ii) if the Cash Proceeds are equal to or less than the Adjusted Acquisition Cost of the Property sold, but greater than or equal to 20% of the Adjusted Acquisition Cost of such Property, the Lessee shall pay to the Lessor an amount equal to (A) such Adjusted Acquisition Cost less (B) the Cash Proceeds; and

          (iii) if the Cash Proceeds are less than 20% of the Adjusted Acquisition Cost of the Property sold, the Lessee shall pay to the Lessor an amount equal to the sum of (A) 80% of such Adjusted Acquisition Cost and (B) the amount by which the residual value of such Property has been reduced by wear and tear in excess of that attributable to normal use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

     (d) In the event the Lessee exercises its right to terminate the lease of any Property or Equipment pursuant to this
Section 12 on any Basic Rent Payment Date during the Extended Term or Renewal Term with respect to such Property or Equipment or a sale of Property or Equipment occurs during the Extended Term or Renewal Term as the result of the Lessee's election under paragraph (b)(i) of Section 14 hereof:

          (i) if the Cash Proceeds are greater than the Adjusted Acquisition Cost of the Property or Equipment sold, the Lessor shall pay to the Lessee the amount by which such Cash Proceeds exceed such Adjusted Acquisition Cost;

          (ii) if the Cash Proceeds are equal to or less than the Adjusted Acquisition Cost of the Property or Equipment sold, but greater than or equal to 13% of such Adjusted Acquisition Cost, the Lessee shall pay to the Lessor an amount equal to (A) such Adjusted Acquisition Cost less (B) the Cash Proceeds; and

          (iii) if the Cash Proceeds are less than 13% of the Adjusted Acquisition Cost, the Lessee shall pay to the Lessor an amount equal to the sum of (A) 87% of such Adjusted Acquisition Cost and (B) the amount by which the residual value of such Property or Equipment has been reduced by wear and tear in excess of that attributable to normal use (the amount of such excess wear and tear to be such amount as the Lessor and the Lessee agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure).

     (e)  All payments and credits referred to in paragraphs (b),
(c) and (d) above shall be made on the termination date of the Property and Equipment pursuant to this Section 12, and the parties shall account to each other for such payments and credits, and the Lessee shall pay to the Lessor all Basic Rent payable, the Variable Component of Basic Rent accrued with respect to such Property or Equipment and any Additional Rent and other amounts owing hereunder. Upon receipt by the Lessor of the aggregate Cash Proceeds and all other amounts then due and owing hereunder, including without limitation the aggregate amount of excess wear and tear determined pursuant to paragraph (b)(iii) of
Section 12, paragraph (c)(iii) of Section 12, or paragraph
(d)(iii) of Section 12 hereof, as the case may be, the Lessor shall transfer title to such Property and Equipment to the purchaser at the sale designated by the Lessee. The "Cash Proceeds" referred to in paragraphs (b), (c) and (d) above shall mean the aggregate cash proceeds of sale without reduction for any amounts paid by the Lessee. In the event of a sale pursuant to this Section 12, neither the Lessee nor any Affiliate of the Lessee shall purchase the Property or Equipment sold.

     (f)  In its notice given pursuant to paragraph (a) of this
Section 12, the Lessee shall advise the Lessor if the sale provided for in such notice will result in the applicability of paragraph (b)(iii) of Section 12, paragraph (c)(iii) of Section 12 or paragraph (d)(iii) of Section 12 hereof. If the Lessee advises the Lessor that any such Section will be applicable, the Lessor may arrange for such sale to be made to a purchaser designated by the Lessor, if such purchaser will pay an amount greater than the amount offered by the Lessee's purchaser.
Unless the Lessor shall arrange for such sale and shall give the Lessee notice thereof within thirty (30) days of the Lessor's receipt of the Lessee's notice, the Lessee may proceed with the sale to a purchaser designated by it. Within thirty (30) days of the Lessee's receipt of the Lessor's notice provided for in the preceding sentence, the Lessee may arrange for such sale to be made to another purchaser designated by it, if such purchaser shall pay an amount sufficient to render paragraph (b)(iii) of
Section 12, paragraph (c)(iii) of Section 12 or paragraph
(d)(iii) of Section 12 hereof inapplicable.

          SECTION 13.  LESSEE'S RIGHTS OF PURCHASE AND RENEWAL.

     (a) So long as no Event of Default has occurred and is continuing, the Lessee shall have the right, upon ninety (90) days' written notice to the Lessor, to purchase any Parcel of Property or Unit of Equipment on the Basic Rent Payment Date of the last month of the Initial Term or on any Basic Rent Payment Date during any month of the Extended Term or the Renewal Term, if any, thereof for an amount equal to its Adjusted Acquisition Cost; provided that, (1) the Lessee shall be entitled to purchase Pork Production Facility Equipment pursuant to this paragraph (a) only in conjunction with a purchase pursuant to this Section 13 of the Lessor's interest in the Pork Production Facility at which such Equipment is used, or is to be used, and conversely, the Lessee shall be entitled to purchase the Lessor's interest in a Pork Production Facility pursuant to this paragraph (a) only in conjunction with a purchase pursuant to this Section 13 of the Pork Production Facility Equipment used, or to be used, at such Pork Production Facility, and (2) the Lessee shall be entitled to purchase Poultry Production Facility Equipment pursuant to this paragraph (a) only in conjunction with a purchase pursuant to this Section 13 of the Lessor's interest in the Poultry Production Facility at which such Equipment is used, or is to be used, and conversely, the Lessee shall be entitled to purchase the Lessor's interest in a Poultry Production Facility pursuant to this paragraph (a) only in conjunction with a purchase pursuant to this Section 13 of the Poultry Production Facility Equipment used, or to be used, at such Poultry Production Facility. In connection with any purchase under this paragraph
(a), on the Basic Rent Payment Date upon which such purchase occurs, the Lessee shall pay to the Lessor the purchase price, all Basic Rent payable, the Variable Component of Basic Rent accrued with respect to such Property or Equipment and any Additional Rent and other amounts owing hereunder.

     (b) So long as no Event of Default has occurred and is continuing, the Lessee shall have the right, upon ninety (90) days' written notice to the Lessor, to renew the lease of any Parcel of Property or Unit of Equipment for a term (the "Renewal Term") equal to the number of calendar months set forth opposite such Parcel of Property or type of Equipment under the heading "Renewal Term" in Exhibit A hereto, commencing on the first day of the calendar month following the last day of the Lease Term thereof, at a rental equal to 0.125% per month of the Acquisition Cost of such Property or Equipment.

     (c) Upon the occurrence of an Event of Default and upon the written request of the Lessee, which shall be received no later than five (5) Business Days subsequent to receipt of notice from the Lessor or any Assignee pursuant to this Lease that an Event of Default has occurred, the Lessee shall have the right, not later than ten (10) Business Days after receipt of such request, to purchase any or all Property and Equipment leased hereunder at a price equal to its then Adjusted Acquisition Cost, provided that the purchase option contained in this paragraph shall only be available to the Lessee if (i) such Event of Default is an Event of Default under paragraph (c) or (g) of Section 18 hereof,
(ii) such Event of Default shall relate solely to one or more Pork Production Facilities (but less than all of the Pork Production Facilities under this Lease) or one or more Poultry Production Facilities (but less than all of the Poultry Production Facilities under this Lease), and (iii) in the reasonable judgment of the Lessor or any Assignee, the purchase price and all other amounts paid by the Lessee will not in the circumstances in which such payment is made constitute a preferential payment or a voidable transfer pursuant to the provisions of the Federal Bankruptcy Code in a bankruptcy proceeding by or against the Lessee and will not otherwise result in the payment being subject to recapture from the Lessor. The Lessee shall be entitled (1) to purchase Pork Production Facility Equipment pursuant to this paragraph (c) only in conjunction with a purchase pursuant to this paragraph (c) of the Lessor's interest in the Pork Production Facility at which such Equipment is used, or is to be used, and conversely, the Lessee shall be entitled to purchase the Lessor's interest in a Pork Production Facility pursuant to this paragraph (c) only in conjunction with a purchase pursuant to this paragraph (c) of the Pork Production Facility Equipment used, or to be used, at such Pork Production Facility and (2) to purchase Poultry Production Facility Equipment pursuant to this paragraph (c) only in conjunction with a purchase pursuant to this paragraph (c) of the Lessor's interest in the Poultry Production Facility at which such Equipment is used, or is to be used, and conversely, the Lessee shall be entitled to purchase the Lessor's interest in a Poultry Production Facility pursuant to this paragraph (c) only in conjunction with a purchase pursuant to this paragraph (c) of the Poultry Production Facility Equipment used, or to be used, at such Poultry Production Facility. In connection with, and as a condition to, the purchase of any Property and Equipment pursuant hereto, (i) the Lessee shall pay at the time of purchase, in addition to the purchase price, all Basic Rent payable through the date of termination, the Variable Component of Basic Rent accrued with respect to such Property and Equipment, any Additional Rent and other amounts owing hereunder, including, without limitation, all Accrued Default Obligations, and all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonably attorneys' fees) in connection with the conveyance of such Property and Equipment to the Lessee and all other amounts owing hereunder, and (ii) when the Lessor transfers title, such transfer shall be on an as-is, non installment sale basis, without warranty by, or recourse to, the Lessor.

          SECTION 14.  LESSOR'S RIGHT TO TERMINATE.

     (a) The Lessor shall have the right upon written notice to the Lessee to terminate the lease of any or all Property or Equipment as of a Basic Rent Payment Date stipulated in such notice if at any time, for any reason (other than an Event of Default by the Lessor under a Credit Agreement (as therein defined) which has not been caused by or resulted from an Event of Default under this Lease or from a breach by the Lessee of its obligations under any agreement or document executed and delivered in connection with this Lease), Commercial Paper cannot be issued by the Lessor upon terms reasonably acceptable to the Lessor, the Lessor cannot arrange for bank borrowings to finance or refinance the purchase of such Property or Equipment upon terms reasonably acceptable to the Lessor, and the Lessor may no longer make or continue to obtain financing under a Credit Agreement sufficient to finance or refinance such purchase.

     (b) In the event of a termination with respect to any or all Property or Equipment pursuant to paragraph (a) of this
Section 14, the Lessee shall be required, at its option, either
(i) to arrange for such Property or Equipment to be sold in accordance with the terms, and subject to satisfying the conditions for the use, of Section 12 above and with the consequences therein provided, except that such sale must occur on the Basic Rent Payment Date stipulated in the written notice contemplated in paragraph (a) of this Section 14, or (ii) to purchase, on the Basic Rent Payment Date stipulated in the written notice contemplated by paragraph (a) of this Section 14, such Property or Equipment for cash at its Adjusted Acquisition Cost. If a notice under paragraph (a) of this Section 14 shall be given with respect to the Lessor's inability to finance a Pork Production Facility or Pork Production Facility Equipment, the sale or purchase referred to in this paragraph (b) shall include both the affected Pork Production Facility and all Pork Production Facility Equipment used, or to be used, at such Pork Production Facility and if a notice under paragraph (a) of this
Section 14 shall be given with respect to the Lessor's inability to finance a Poultry Production Facility or Poultry Production Facility Equipment the sale or purchase referred to in this paragraph (b) shall include both the affected Poultry Production Facility and all Poultry Production Facility Equipment used, or to be used, at such Poultry Production Facility. In connection with any purchase or sale under this paragraph, on the Basic Rent Payment Date upon which such purchase or sale occurs, the Lessee shall pay to the Lessor, in addition to any purchase price payable, all Basic Rent payable, the Variable Component of Basic Rent accrued with respect to such Property or Equipment and any Additional Rent and other amounts owing hereunder.

          SECTION 15.  LOSS OF OR DAMAGE TO PROPERTY OR
                    EQUIPMENT.

     (a) The Lessee hereby assumes all risk of loss of or damage to Property or Equipment, however caused. No loss of or damage to any Property or Equipment shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect with respect to any lost or damaged Property or Equipment.

     (b) In the event of damage of any kind whatsoever to any Property or Equipment (unless the same is determined by the Lessee to be damaged beyond repair) the Lessee, at its own cost and expense, shall place the same in good operating order, repair, condition and appearance. The Lessee's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to any Property or Equipment which has been so placed by the Lessee in good operating order, repair, condition and appearance is governed by paragraph (h) of Section 10 hereof.

     (c) If any Property or Equipment is lost, stolen, destroyed, seized, confiscated, rendered unfit for use or damaged beyond repair (in the reasonable judgment of the Lessee), or if the use thereof by the Lessee in the ordinary course of business is prevented by the act of any third Person or Persons or governmental instrumentality for a period exceeding forty-five
(45) days, or if such Property or Equipment is attached (other than on a claim against the Lessor as to which the Lessee is not obligated to indemnify the Lessor) and the attachment is not removed within forty-five (45) days, or if a Taking as described in Section 16 shall occur, then in any such event, (i) the Lessee shall promptly notify the Lessor in writing of such event, (ii) on the Basic Rent Payment Date following such event the Lessee shall pay to the Lessor an amount equal to the Adjusted Acquisition Cost of such Property or Equipment, (iii) the Lease Term or Renewal Term of such Property or Equipment shall continue until the Basic Rent Payment Date on which the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (c) and of Basic Rent payable, the Variable Component of Basic Rent accrued with respect to such Property or Equipment and any Additional Rent and other amounts owing hereunder, and shall thereupon terminate and (iv) the Lessor shall on such Basic Rent Payment Date transfer title to such Property or Equipment to the Lessee, and the Lessee shall be subrogated to the Lessor's rights resulting from such event. Insurance and condemnation proceeds, if any, received by the Lessor in excess of the Adjusted Acquisition Cost of the affected Property or Equipment, so long as no Event of Default has occurred and is continuing, shall be paid by the Lessor to the Lessee upon the payment by the Lessee of all amounts referred to in the preceding sentence. If the lease of a Pork Production Facility or Pork Production Facility Equipment is terminated pursuant to this paragraph (c), then the lease of both the affected Pork Production Facility and the Pork Production Facility Equipment used, or to be used, at such Pork Production Facility shall be terminated in accordance with this paragraph (c) and if the lease of a Poultry Production Facility or Poultry Production Facility Equipment is terminated pursuant to this paragraph (c), then the lease of both the affected Poultry Production Facility and the Poultry Production Facility Equipment used, or to be used, at such Poultry Production Facility shall be terminated in accordance with this paragraph (c)

          SECTION 16.  CONDEMNATION AND DEDICATION OF
                    PROPERTY; EASEMENTS.

     (a) If the use, occupancy or title to all or a substantial portion of a Parcel of Property is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain proceedings or other action by any person or authority having the power of eminent domain (such events collectively referred to as a "Taking"), then the Lease Term or Renewal Term shall terminate as provided in paragraph (c) of Section 15 hereof. Upon receipt of proceeds from any award or sale made in connection with such Taking, if the Lessee has paid all amounts owing under paragraph
(c) of Section 15 hereof, so long as no Event of Default has occurred and is continuing, the Lessor shall remit to the Lessee the net amount of such proceeds remaining after reimbursement for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Lessor in connection with the negotiation and settlement of any proceedings related to such Taking. A Taking shall be deemed to relate to a "substantial portion" if after giving effect to such Taking a Parcel of Property is, or will be, unusable for the Lessee's ordinary business purposes.

     (b) If less than a substantial portion of a Parcel of Property is subject to a Taking, then this Lease shall continue in effect as to the portion of the Parcel not taken and any net proceeds, so long as no Event of Default has occurred and is continuing, shall be paid to the Lessee.

     (c) So long as no Event of Default hereunder has occurred and is continuing, the Lessee shall have the right (i) to grant minor easements for the benefit of any Parcel of Property, (ii) to voluntarily dedicate or convey, as required, portions of any Parcel of Property for road, highway and other public purposes and (iii) to voluntarily execute petitions to have any Parcel of Property or a portion thereof annexed to any municipality or included within any utility, highway or other improvement or service district, provided that no more than minor restoration is required. If any monetary consideration is paid for such easement or dedication, the Lessee shall be entitled to receive or retain such consideration.

     The Lessee shall exercise the above power to grant without the joinder of the Lessor, except that the Lessor will cooperate, without unreasonable delay and at the Lessee's expense, as necessary and join in the execution of any appropriate instrument or shall execute any separate instrument as necessary. As a condition precedent to the Lessee's exercise of any of the Lessee's powers under this Section 16, (i) the Lessee shall give the Lessor five (5) Business Days' prior written notice of the proposed action and (ii) the Lessee shall provide to the Lessor a certificate of the Lessee stating that such action will not adversely affect either the fair market value of such Property or the use of such Property for its intended purpose, will not affect the Lessor's ability to exercise its rights and remedies under this Lease and that the Lessee undertakes to remain obligated under this Lease to the same extent as if the Lessee had not exercised its powers under this Section 16 and the Lessee will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as the Lessor may reasonably request.

          SECTION 17.  SURRENDER OF PROPERTY OR EQUIPMENT.

     (a) Subject to the provisions of Sections 12, 13, 14, 15, 19, 20 and 29 hereof, upon termination of the lease of any Property or Equipment hereunder, the Lessee shall surrender such Property or Equipment to the Lessor. Equipment shall be surrendered by delivering the same to the Lessor at such location as the Lessor and the Lessee may agree and, if they are unable to agree, at such location as the Lessor may reasonably direct.
Such Property or Equipment shall be surrendered in the condition required by paragraph (b) of Section 9 or, in the case of the Aircraft, paragraph (h) of Section 9 of this Lease. Any cost of removal and delivery of Equipment to the Lessor shall be paid by the Lessee.

     (b) Subject to the provisions of Sections 12, 13, 14, 15, 19 and 20 hereof, upon termination of the lease of the Aircraft, the Lessee, at its own expense, will cause such Aircraft, if not then registered in the name of the Lessor, to be registered in the name of the Lessor or its designee. At the time of such return the Aircraft shall be duly certified as airworthy by the Federal Aviation Administration.

     (c) Subject to the provisions of Sections 12, 13, 14, 15, 19, and 20 hereof, upon termination of the lease of the Aircraft, the Lessee shall have the option of having the aircraft engines installed on the Aircraft be engines of the same model as the original Engines or substitute engines suitable and approved by the Federal Aviation Administration for the Aircraft, free and clear of all Liens, encumbrances or rights of others whatsoever and having a value and utility at least equal to, and being in as good operation and condition, ordinary wear and tear excepted, as such original Engines. "Ordinary wear and tear" as used herein is intended to reflect the Federal Aviation Administration regulations pertaining to the requirement of a periodic overhauling of aircraft engines. Thus, in returning the Engines, the Lessee, under normal circumstances, shall be required to overhaul them only if the total flying hours of such Engines would require an overhaul under the Federal Aviation Administration regulations.

     (d) Upon the return of the Aircraft, the Lessee shall deliver to the Lessor or its designee, all logs, manuals, inspection data, modification and overhaul records or copies thereof which are applicable to the Aircraft and are of the type that the Lessee customarily retains or is required by law to retain with respect to its own aircraft.

          SECTION 18.  EVENTS OF DEFAULT.

     Any of the following events of default shall constitute an "Event of Default" and shall give rise to the rights on the part of the Lessor described in Section 19 hereof:

     (a) Failure of the Lessee to pay amounts due to the Lessor at the time of any scheduled sale of any Parcel of Property or Unit of Equipment hereunder, failure of the Lessee to pay Basic Rent for more than five (5) days after such payment is due pursuant to Section 7 hereof, or failure of the Lessee to pay any other amount payable by the Lessee hereunder or more than ten
(10) days after such payment is due; or

     (b)  Failure to comply with paragraph (b) of Section 14
hereof or to maintain the insurance required by Section 10 hereof, or default in the performance of the covenant contained in paragraph (1) of Section 10 hereof; or

     (c) Default in the performance of any other obligation or covenant of the Lessee pursuant to this Lease or any Consent and the continuance of such default for thirty (30) days after written notice to the Lessee by the Lessor or any Assignee; provided that such default shall not constitute an Event of Default if (i) such default is of a nature that it cannot be completely remedied with reasonable and diligent efforts within such thirty (30) day period, but is capable of being remedied within an additional ninety (90) days and (ii) the Lessee shall have commenced and thereafter diligently prosecuted to completion all steps necessary to remedy such default and such default is in fact remedied within such additional ninety (90) day period and
(iii) the continuance of such default does not at any time place the Lessor or any Assignee in any danger of civil liability for which the Lessor or such Assignee is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no other Event of Default exists hereunder and if such civil liability is reasonably likely to be less than $5,000,000) or subject the Lessor or any Assignee to any criminal liability as a result of such default; or

     (d) The entry of a decree or order for relief in respect of the Lessee by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Lessee or of any substantial part of the Lessee's property, or ordering the winding up or liquidation of the Lessee's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

     (e) The suspension or discontinuance of the Lessee's business operations, its insolvency (however evidenced) or its admission of insolvency or bankruptcy, or the commencement by the Lessee of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Lessee or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of the Lessee generally to pay its debts as such debts become due, or the taking of corporate action by the Lessee in furtherance of any such action; or

     (f) A default or event of default, the effect of which is to permit the holder or holders of any indebtedness (including, without limitation, lease obligations which are shown on the balance sheet of the Lessee or which relate to sale-leaseback transactions), or a trustee or agent on behalf of such holder or holders, to cause such indebtedness to become due prior to its stated maturity shall occur under the provisions of any agreement pursuant to which such indebtedness was created or any instrument evidencing such indebtedness of the Lessee in excess of $5,000,000 in the aggregate or any obligation of the Lessee for the payment of such indebtedness shall become or be declared to be due and payable prior to its stated maturity, or shall not be paid when due; or

     (g) Any representation or warranty made by the Lessee in this Lease, any Consent or any document contemplated hereby or thereby proves to be false or inaccurate in any material respect on or as of the date made or deemed made; or

     (h) Final judgment or judgments for the payment of money in excess of $250,000 shall be rendered against the Lessee by any U.S. Federal or state court and the same shall remain undischarged for a period of thirty (30) days during which execution of such judgment or judgments shall not be effectively stayed; or

     (i)  An Event of Default (as defined in the Agreement for
Lease) shall occur under the Agreement for Lease; or

     (j) The letter agreement dated the date hereof between the Lessee and the Lessor ceases to be in full force and effect or the Lessee defaults in the performance of any obligation or covenant contained in such letter agreement.

          SECTION 19.  RIGHTS UPON DEFAULT.

     Upon the occurrence and continuation of any Event of Default the Lessor may do any one or more of the following (subject to the provisions of paragraph (c) of Section 13 of this Lease):

     (a) Terminate the lease of any or all Property or Equipment leased hereunder;

     (b) Whether or not the lease of any Property or Equipment is terminated, take immediate possession of and remove any or all Equipment and other equipment or property of the Lessor in the possession of the Lessee, wherever situated, and for such purpose, enter upon any premises without liability to the Lessee for so doing;

     (c) Whether or not any action has been taken under paragraph (a) or (b) above, sell any Property or Equipment (with or without the concurrence or request of the Lessee);

     (d) Hold, use, occupy, operate, remove, lease or keep idle any or all Property or Equipment as the Lessor in its sole discretion may determine, without any duty to account to the Lessee with respect to any such action or inaction or for any proceeds thereof; and

     (e) Exercise any other right or remedy which may be available under applicable law and in general proceed by appropriate judicial proceedings, either at law or in equity, to enforce the terms hereof or to recover damages for the breach hereof.

     Suit or suits for the recovery of any default in the payment of any sum due hereunder or for damages may be brought by the Lessor from time to time at the Lessor's election, and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

     The receipt of any payments under this Lease by the Lessor with knowledge of any breach of this Lease by the Lessee or of any default by the Lessee in the performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

     No receipt of moneys by the Lessor from the Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend the Lease Term or any Renewal Term, or affect any notice theretofore given to the Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of Basic Rent or Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Lessor to recover possession of any Unit of Equipment or Parcel of Property by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of any suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of any Unit of Equipment or Parcel of Property, the Lessor may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment; and any and all such moneys so collected shall be deemed to be payments on account for the use and operation of any Unit of Equipment or the use, operation and occupation of any Parcel of Property, or at the election of the Lessor, on account of the Lessee's liability hereunder. Acceptance of the keys to any Parcel of Property, or any similar act, by the Lessor, or any agent or employee of the Lessor, during the term hereof, shall not be deemed to be an acceptance of a surrender of any Parcel of Property unless the Lessor shall consent thereto in writing.

     After any Event of Default, the Lessee shall be liable for, and the Lessor may recover from the Lessee, (i) all Basic Rent accrued to the date of payment, (ii) any Additional Rent owing with respect to all Property or Equipment leased by the Lessee,
(iii) all amounts payable pursuant to Sections 11, 25 and 27 hereof and (iv) all losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses, commissions, filing fees and sales or transfer taxes) sustained by the Lessor by reason of such Event of Default and the exercise of the Lessor's remedies with respect thereto, including, in the event of a sale by the Lessor of any Property or Equipment pursuant to this Section 19, all costs and expenses associated with such sale. The amounts payable in clauses (i) through (iv) above are hereinafter sometimes referred to as the "Accrued Default Obligations".

     After an Event of Default, the Lessor may sell (in a commercially reasonable manner) its interest in any Property and Equipment upon any terms that the Lessor deems satisfactory, free of any rights of the Lessee or any Person claiming through or under the Lessee. In the event of any such sale, in addition to the Accrued Default Obligations, the Lessor shall be entitled to recover from the Lessee, as liquidated damages, and not as a penalty, an amount equal to the Adjusted Acquisition Cost of any Property or Equipment so sold, minus the proceeds of such sale received by the Lessor. Proceeds of sale received by the Lessor in excess of the Adjusted Acquisition Cost of such Property or Equipment sold shall be credited against the Accrued Default Obligations the Lessee is required to pay under this Section 19. If such proceeds exceed the Accrued Default Obligations, or, if the Lessee has paid all amounts required to be paid under this
Section 19, such excess shall be paid by the Lessor to the Lessee. As an alternative to any such sale, or if the Lessee converts any Property or Equipment after an Event of Default, or if such Property or Equipment is lost or destroyed, in addition to the Accrued Default Obligations, the Lessor may cause the Lessee to pay to the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages and not as a penalty, an amount equal to the Adjusted Acquisition Cost of such Property or Equipment. In the event the Lessor receives payment pursuant to the previous sentence of this paragraph, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Property and Equipment to the Lessee.

     In the event of a sale pursuant to this Section 19 to a purchaser other than the Lessee, upon receipt by the Lessor of the proceeds of such sale, the Lessor shall transfer all of the Lessor's right, title and interest in and to the Property and Equipment to such purchaser.

     No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity, and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. No waiver by the Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     With respect to the termination of this Lease as to any Parcel of Property as a result of an Event of Default, the Lessee hereby waives service of any notice of intention to re-enter.
The Lessee hereby waives any and all rights to recover or regain possession of any Parcel of Property or to reinstate this Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

          SECTION 20.  EQUIPMENT TO BE PERSONAL PROPERTY.

     It is the intention and understanding of the Lessor and the Lessee that all Equipment shall be and at all times remain personal property. The Lessee shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in Equipment paramount to the rights of the Lessor by reason of such Equipment being deemed to be real property. If, notwithstanding the intention of the parties and the provisions of this Section 20, any Person acquires or claims to have acquired any rights in any Equipment superior to the rights of the Lessor, by reason of such Equipment being deemed to be real property, the Lessee shall promptly notify the Lessor in writing of such fact and (unless the basis for such claim is waived or eliminated to the satisfaction of the Lessor within a period of thirty (30) days from the date it is asserted) the Lessee shall on the Basic Rent Payment Date following the expiration of the thirty (30) day period referred to above in this sentence pay to the Lessor an amount equal to the Adjusted Acquisition Cost of such Equipment at the time of payment. On such Basic Rent Payment Date, in addition to the payment of the Adjusted Acquisition Cost, the Lessee shall pay to the Lessor Basic Rent payable, the Variable Component of Basic Rent accrued with respect to such Equipment and any Additional Rent and other amounts owing hereunder and the lease of such Equipment shall thereupon terminate. The Lessor shall on such Basic Rent Payment Date transfer title to such Equipment to the Lessee, and the Lessee shall be subrogated to the Lessor's rights in the affected transaction.

          SECTION 21.  SALE OR ASSIGNMENT BY LESSOR.

     (a) The Lessor shall have the right to obtain equity and debt financing for the acquisition and ownership of the Property or Equipment by selling or assigning its right, title and interest in any or all amounts due from the Lessee or any third party under this Lease; provided, that any such sale or assignment shall be subject to the rights and interests of the Lessee under this Lease.

     (b) Any Assignee shall, except as otherwise agreed by the Lessor and such Assignee, have all the rights, powers, privileges and remedies of the Lessor hereunder, and the Lessee's obligations as between itself and such Assignee hereunder shall not be subject to any claims or defense that the Lessee may have against the Lessor. Upon written notice to the Lessee of any such assignment, the Lessee shall thereafter make payments of Basic Rent, Additional Rent and other sums due hereunder to such Assignee, to the extent specified in such notice, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Assignee shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Lessor.

          SECTION 22.  INCOME TAXES.

     (a) The Lessor agrees that it will not file any Federal, state or local income tax returns during the Lease Term or Renewal Term, if any, with respect to any Property or Equipment that are inconsistent with the treatment of the Lessee as owner of such Property or Equipment for Federal, state and local income tax purposes.

     (b) Paragraph (a) of Section 22 above notwithstanding, the Lessor agrees that, at the written request of the Lessee, it will take all such action as may be required to be taken by a lessor to elect under any provision of the Code substantially similar to section 48(d) of the Internal Revenue Code of 1954, as amended prior to the enactment of the Tax Reform Act of 1986, permitting a pass-through of an investment tax credit to a lessee, to treat the Lessee as having acquired any Unit of Equipment or any qualifying appliances, equipment and machinery attached to any Parcel of Property acquired by the Lessor that would qualify for such a credit (within the meaning of section 48(b) of the Code); provided, that such request is received by the Lessor reasonably in advance of the date on which the Lessor is required to take such action, and the Lessee provides the Lessor in a timely fashion with all information (other than identifying information pertaining to the Lessor) required to take such action. The Lessor does not represent or warrant to the Lessee that credits will be allowable with respect to any Unit of Equipment or other property under the Code or that any election will be effective to transfer any such credits that are allowable to the Lessee. The Lessor, Merrill, Merrill Lynch and Merrill Leasing shall have no liability to the Lessee resulting from the disallowance to the Lessee of credits under the Code with respect to any Unit of Equipment or other property unless such disallowance is directly and primarily attributable to the failure of the Lessor to comply with its obligations under the first sentence of this paragraph
(b).

          SECTION 23.  NOTICES AND REQUESTS.

     All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by international airmail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clauses (a), (b) or (c) of this Section 23. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

          If to the Lessor:

          Shawnee Funding, Limited Partnership
          c/o ML Leasing Equipment Corp.
            Project and Lease Finance Group
          North Tower-27th Floor
          World Financial Center
          250 Vesey Street
          New York, New York  10281-1327

          Attention: Jean M. Tomaselli
          Telephone: (212) 449-7925
          Telecopy: (212) 449-2854

With a copy of all notices under this Section 23 to be simultaneously given, delivered or served to Martin I. McInerney at the following address:

          ML Leasing Equipment Corp.
          Controller's Office
          World Financial Center
          South Tower-14th Floor
          225 Liberty Street
          New York, New York  10080-6114

          If to the Lessee:

          Seaboard Corporation
          P.O. Box 2972
          9000 West 67th Street
          Shawnee Mission, Kansas  66201
          Attention: Legal Department
          Telephone: (913) 676-8800
          Telecopy: (913) 676-8976

          with a copy to:

          Sullivan & Worcester
          One Post Office Square
          Boston, Massachusetts  02109
          Attention: Marshall Tutun
          Telephone: (617) 338-2800
          Telecopy: (617) 338-2880

With a copy of all notices under this Section 23 to any Assignee at such address as such Assignee may specify by written notice to the Lessor and the Lessee.

          SECTION 24.  COVENANT OF QUIET ENJOYMENT.

     During the Lease Term or Renewal Term, if any, of any Property or Equipment hereunder and so long as no Event of Default or Potential Default shall have occurred and be continuing, the Lessor recognizes the Lessee's right to quiet enjoyment of the Property or Equipment on the terms and conditions provided in this Lease without any interference from the Lessor or anyone claiming through or under the Lessor.

          SECTION 25.  RIGHT TO PERFORM FOR LESSEE.

     (a) If the Lessee fails to perform or comply with any of its covenants or agreements contained in this Lease, the Lessor may, upon notice to the Lessee but without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement, and the amount of the reasonable expenses of the Lessor incurred in connection with such performance or compliance, shall be payable by the Lessee, not later than ten
(10) days after written notice by the Lessor.

     (b) Without in any way limiting the obligations of the Lessee hereunder, the Lessee hereby irrevocably appoints the Lessor as its agent and attorney at the time at which the Lessee is obligated to deliver possession of any Parcel of Property or Unit of Equipment to the Lessor, to demand and take possession of such Parcel of Property or Unit of Equipment in the name and on behalf of the Lessee from whomsoever shall be at the time in possession thereof.

          SECTION 26.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

     The Lessee may not consolidate with or merge into any other corporation or sell all or substantially all of its assets to any Person, except that the Lessee may consolidate with or merge into any other corporation which is an Affiliate of the Lessee, or sell all or substantially all of its assets to any Person which is an Affiliate of the Lessee; provided, that the surviving corporation or transferee Person shall assume, by execution and delivery of instruments satisfactory to the Lessor, the obligations of the Lessee hereunder and become successor to the Lessee, but the Lessee shall not thereby be released, without the consent of the Lessor, from its obligations hereunder and; provided, further, that such surviving corporation or transferee Person will, on a pro forma basis, immediately after such consolidation, merger or sale, possess a consolidated net worth and credit rating substantially equivalent to or greater than that of the Lessee immediately prior to such consolidation, merger or sale. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Lessee and its respective successors and assigns.

          SECTION 27.  EXPENSES.

     The Lessee shall pay all of the out-of-pocket costs and expenses incurred by the Lessor, and any Assignee in connection with this Lease including, without limitation, the reasonable fees and disbursements of counsel to the Lessor and counsel to any Assignee.

          SECTION 28.  PERMITTED CONTESTS.

     (a) The Lessee shall not be required, nor shall the Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or cause any Parcel of Property or Unit of Equipment to comply with any Legal Requirements applicable to any Parcel of Property or Unit of Equipment or the occupancy, use or operation thereof, so long as no Event of Default exists under this Lease, the Lessee is contesting or plans to contest the existence, amount, applicability or validity thereof by appropriate proceedings and, in the opinion of the Lessee's counsel, the Lessee shall have reasonable grounds to contest the existence, amount, applicability or validity thereof by appropriate proceedings, which proceedings in the reasonable judgment of the Lessor, (i) shall not involve any material danger that any Parcel of Property or Unit of Equipment or any Basic Rent or any Additional Rent would be subject to sale, forfeiture or loss, as a result of failure to comply therewith, (ii) shall not affect the payment of any Basic Rent or any Additional Rent or other sums due and payable hereunder or result in any such sums being payable to any Person other than the Lessor or any Assignee, (iii) will not place the Lessor or any Assignee in any danger of civil liability for which the Lessor is not adequately indemnified (the Lessee's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default or Potential Default exists and if such civil liability is reasonably likely to be less than $500,000 per Parcel or Unit and $5,000,000 in the aggregate) or to any criminal liability, (iv) if involving taxes, shall suspend the collection of taxes, and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Lessee or the Parcel of Property or Unit of Equipment is subject and shall not constitute a default thereunder (the "Permitted Contest"). The Lessee shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest, pay and discharge all amounts which shall be determined to be payable therein. The Lessor shall cooperate in good faith with the Lessee with respect to all Permitted Contests conducted by the Lessee pursuant to this
Section 28.

     (b) In the event the Lessor deems, in its sole discretion, that its interests under this Lease or in any Parcel of Property or Unit of Equipment are not adequately protected in connection with a Permitted Contest brought by the Lessee under this Section 28, the Lessee shall give such reasonable security, as may be demanded by the Lessor to insure payment of such tax, assessment, levy, fee, rent, charge or Lien and compliance with Legal Requirements and to prevent any sale or forfeiture of any Parcel of Property or Unit of Equipment, any Basic Rent or any Additional Rent by reason of such nonpayment or noncompliance. The Lessee hereby agrees that the Lessor may assign such security provided by the Lessee to any Assignee.

     (c) At least ten (10) days prior to the commencement of any Permitted Contest, the Lessee shall notify the Lessor in writing thereof if the amount to be contested exceeds $100,000, and shall describe such proceeding in reasonable detail. In the event that a taxing authority or subdivision thereof proposes an additional assessment or levy of any tax for which the Lessee is obligated to reimburse the Lessor under this Lease, or in the event that the Lessor is notified of the commencement of an audit or similar proceeding which could result in such an additional assessment, then the Lessor shall in a timely manner notify the Lessee in writing of such proposed levy or proceeding.

          SECTION 29.  LEASEHOLD INTERESTS.

     The following provisions relate to each lease (a "Ground
Lease") under which a leasehold interest in a Parcel of Property is subleased to the Lessee hereunder:

     (a) The Lessee hereunder covenants and agrees to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the underlying Ground Leases on the Lessor's part as lessee thereunder to be performed and observed (including, without limitation, payment of all rent, additional rent and other amounts payable by the Lessor as lessee under any Ground Lease) to the end that all things shall be done which are necessary to keep unimpaired the rights of the Lessor as lessee under any Ground Lease. The Lessee further covenants that it shall cause to be exercised any renewal option contained in the Ground Lease which relates to renewal occurring in whole or in part during the term of this Lease.

     (b) The Lessee covenants and agrees pursuant to Section 11 hereof to indemnify and hold harmless the Lessor and any Assignee from and against any and all liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees and expenses) by reason of the Lessee's failure to comply with any Ground Lease or the provisions of this Section 29.

     (c) The Lessor and the Lessee agree that the Lessor shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of any Ground Lease by the Lessor thereunder. The Lessor shall in no event be liable to the Lessee nor shall the obligations of the Lessee hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the Lessor under any Ground Lease in providing such services or equipment or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against the Lessor or any offset against any amount payable to the Lessor under this Lease.

     (d) If the Lessor's interest under any Ground Lease shall expire, terminate or otherwise be extinguished, the Lease of the Parcel of Property to which such Ground Lease relates shall thereupon terminate as provided in this paragraph (d). Upon such expiration, termination or extinguishment, the Lessee shall be required to purchase the Lessor's interest in such Parcel of Property at its Adjusted Acquisition Cost. If the Lessee shall be required to purchase the Lessor's interest in such affected Parcel, then (i) on the Basic Rent Payment Date next succeeding such event, the Lessee shall pay to the Lessor an amount equal to the Adjusted Acquisition Cost of such Property, (ii) the Lease Term or Renewal Term of such Property shall continue until the date on which the Lessor receives payment from the Lessee of the amount payable pursuant to this paragraph (d) and of all Basic Rent payable, the Variable Component of Basic Rent accrued with respect to such Parcel of Property and any Additional Rent and other amounts owing hereunder, and shall then terminate upon the payment of such amounts and (iii) the Lessor shall on such date transfer title to the Lessor's interest in such Parcel to the Lessee.

     (e) The Lessee shall ensure that each Ground Lease shall be a Mortgageable Ground Lease.

          SECTION 30.  MISCELLANEOUS.

     (a) All agreements, indemnities, representations and warranties, and the obligation to pay Additional Rent contained in this Lease shall survive the expiration or other termination hereof.

     (b) This Lease, the Unit Leasing Records and the AFL Unit Leasing Records covering Property or Equipment leased pursuant hereto and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease or the Property or Equipment, except as provided herein or therein.

     (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

     (d) The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee and the Lessor hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect. THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE LESSEE AND THE LESSOR HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE LESSEE HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS LEASE OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LESSEE AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE LESSEE AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LESSOR AND THE LESSEE EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATED TO THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LESSOR AND THE LESSEE ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 30 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

     (e) In connection with any sale of Property or Equipment pursuant to Section 12, 13, 14, 15, 19, 20 or 29 of this Lease, when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Lessor. The purchase price for any such sale shall be paid entirely in cash and in immediately available funds.

     (f) In connection with the sale or purchase of Property or Equipment pursuant to Section 12, 13, 14, 15, 19, 20 or 29 of this Lease, the Lessee shall pay or shall cause the purchaser of such Property or Equipment to pay in addition to the purchase price, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) in connection with the conveyance of such Property or Equipment to the Lessee or any purchaser.

     (g) When used in Section 12, 13, 14, 15, 20 or 29 of this Lease, the phrase "the Variable Component of Basic Rent accrued" means the Variable Component of Basic Rent accrued through the date of termination of this Lease pursuant to such Section which has not been included in Basic Rent then payable or previously paid.

     (h) If any costs of the Lessor related to the Agreement for Lease which were not included in the Acquisition Cost of a Parcel of Property are allocated to such Parcel of Property pursuant to the definition of Unit Acquisition Cost in the Agreement for Lease, the Lessee and the Lessor shall execute a revised AFL Unit Leasing Record to amend the Adjusted Acquisition Cost for such Parcel to reflect the increase in the Acquisition Cost.

     (i) The Lessor agrees that it shall not cause or permit to exist any Lien with respect to any Parcel of Property or Unit of Equipment arising as a result of any willful act or omission of the Lessor which is not permitted or contemplated by this Lease, the Agreement for Lease, any Credit Agreement or the transactions contemplated thereby.

          SECTION 31.  NO RECOURSE.

     The Lessor's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this Lease or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of the Lessor or any incorporator, shareholder, officer, director or Affiliate, as such, past, present or future of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of the Lessor, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of the Lessor or any other subsidiary or Affiliate of any such direct or indirect parent corporation or any incorporator, shareholder, officer or director, as such, past, present or future, of any such parent or other subsidiary or Affiliate, it being understood that the Lessor is a limited partnership formed for the purpose of the transactions involved in and relating to this Lease on the
express understanding aforesaid.   Nothing contained in this
Section 31 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease and any other documents referred to herein, of rights and remedies against the limited partnership or the corporate general partner of the Lessor or the assets of the limited partnership or the corporate general partner of the Lessor.

          SECTION 32.  NO MERGER.

     There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in any Parcel of Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in any Parcel of Property or any interest in such fee estate.

          SECTION 33.  CONFIDENTIALITY.

     (a) The Lessee agrees to treat information concerning the structure and documentation of the Agreement for Lease and this Lease confidentially, except to the extent that disclosure is required by law (in which circumstance the Lessee will notify the Lessor prior to such disclosure of any information). The foregoing constraint shall not include (i) information that is now in the public domain or subsequently enters the public domain without fault on the part of the Lessee, (ii) information currently known to the Lessee from its own sources as evidenced by its prior written records, and (iii) information that the Lessee receives from a third party not under any obligation to keep such information confidential.

     (b) The Lessor agrees to treat information which is designated as confidential concerning the structure and documentation of this Lease, the Agreement for Lease, the Lessee's operations and the Property and Equipment confidentially, except to the extent that disclosure is required by law (in which circumstance the Lessor will notify the Lessee prior to such disclosure of any information). The foregoing constraint shall not include (i) information that is now in the public domain or subsequently enters the public domain without fault on the part of the Lessor, (ii) information currently known to the Lessor from its own sources as evidenced by its prior written records, (iii) information that the Lessor receives from a third party not under any obligation to keep such information confidential, (iv) information disclosed to any Assignee or any lender for the purpose of financing or refinancing the purchase or ownership of any Property or Equipment or (v) information disclosed to any Person for the purpose of enforcing the rights of the Lessor under this Lease, the Agreement for Lease, the Credit Agreement or any other document contemplated hereby or thereby.

          SECTION 34.  CERTAIN LIMITATIONS.

     It is the intention of the parties hereto to conform strictly to all usury laws that are applicable to each such party, this Lease, and to each of the transactions contemplated by this Lease (collectively the "Transactions"). Accordingly, notwithstanding anything to the contrary in this Lease, or any other document, certificate, instrument or agreement entered in connection with the Transactions (collectively the "Transaction Documents"), it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under Applicable Usury Law (hereinafter defined) that is contracted for, taken, reserved, charged or received by any party under the Transaction Documents or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount of interest that could lawfully be charged by such party under Applicable Usury Law, (ii) in the event that the maturity of any indebtedness evidenced by or payable pursuant to the Transaction Documents is accelerated for any reason, or in the event of any required or permitted payment or prepayment of all or any part of such indebtedness (including, without limitation, and if applicable, any required or permitted purchase of any Property or Equipment, or any required or permitted payment of the Adjusted Acquisition
Cost), then such consideration that constitutes interest as to any such indebtedness under Applicable Usury Law may never include more than the maximum amount allowed by such Applicable Usury Law, and (iii) excess interest, if any, provided for in the Transaction Documents or otherwise in connection with the Transactions shall be, in accordance with the following provisions of this Section 33, canceled automatically and, if theretofore paid, shall be credited by the recipient on the principal or stated amount of the affected indebtedness (or, to the extent that the principal or stated amount of such indebtedness shall have been or would thereby be paid in full, refunded by such recipient to the party entitled thereto). If at any time the rate of interest (denominated as such) contractually called for in any Transaction Document (as the same may vary from time to time pursuant to the terms of such Transaction Document, the "Stated Rate"), exceeds the maximum non-usurious rate of interest permitted by Applicable Usury Law (the "Maximum Rate") in respect of the indebtedness evidenced by such Transaction Document, taking into account all other amounts paid or payable pursuant to the Transaction Documents which constitute interest with respect to such indebtedness under Applicable Usury Law regardless of whether denominated as interest (collectively, the "Other Charges"), then the rate of interest to accrue on such indebtedness shall be limited to such Maximum Rate (taking into account the Other Charges), but any subsequent reduction in the Stated Rate applicable to such indebtedness shall not reduce the rate of interest or yield to accrue on such indebtedness to a rate that is less than such Maximum Rate (taking into account the Other Charges) until such time as the total amount of interest or yield on such indebtedness equals the amount of interest or yield which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect. If at the maturity or final payment of any indebtedness the total amount of interest or yield paid or accrued on such indebtedness under the preceding sentence is less than the total amount of interest or yield which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect, then to the fullest extent permitted by Applicable Usury Law there shall be due and payable with respect to such indebtedness an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest which would have accrued on such indebtedness if such Maximum Rate in respect of such indebtedness had at all times been in effect and been chosen as the rate of interest or yield to be applicable throughout the term of such indebtedness (taking into account the Other Charges) and (ii) the amount of interest which would have accrued on such indebtedness if the Stated Rate applicable to such indebtedness had at all times been in effect, over (b) the amount of interest accrued in accordance with the provisions of the Transaction Document evidencing such indebtedness after giving effect to the preceding sentence. All amounts paid or agreed to be paid for the use, forbearance or detention of sums pursuant to or in connection with the Transaction Documents shall, to the extent permitted by Applicable Usury Law, be amortized, prorated, allocated and spread throughout the full term thereof so that the rate or amount of interest paid or payable with respect to any amount of indebtedness evidenced by or payable pursuant to the Transaction Documents does not exceed the applicable usury ceiling, if any. As used herein, the term "Applicable Usury Law" means that law, if any, that is applicable to any particular Transaction and that limits the maximum non-usurious rate of interest that may be taken, contracted for, charged, reserved or received with respect to such Transaction, including the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas, and the laws of any other jurisdiction that may be mandatorily applicable to such Transaction notwithstanding other provisions of this Lease and the other Transaction Documents. As used herein, the term "interest" means interest as determined under Applicable Usury Law, regardless of whether denominated as interest in the Transaction Documents (except to the extent that this Section 34 specifically refers to interest denominated as interest). The right to accelerate maturity of any indebtedness evidenced by any Transaction Document, and the right to demand payment of the Adjusted Acquisition Cost does not include the right to accelerate any interest, or to receive any other amounts, which would cause the Transactions to be usurious under Applicable Usury Law. To the extent (if any) that Texas law determines the Maximum Rate, such Maximum Rate shall be determined by utilizing the indicated rate (weekly) ceiling from time to time in effect pursuant to Texas Revised Civil Statutes Annotated Article 5069-1.04, as amended. In no event will the provisions of Texas Revised Civil Statutes Annotated Articles 5069-2.01 through 5069-8.06 or 5069-15.01 through 5069-15.11 be applicable to the Transactions. All computations of the maximum amount allowed under Applicable Usury Law will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable pursuant to such Applicable Usury Law. The provisions of this Section 34 shall prevail over any contrary provisions in this Lease or any of the other Transaction Documents.

          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.


(Corporate Seal)              Shawnee Funding, Limited Partnership
ATTEST                        by Shawnee Capital, Inc.,
                              its General Partner



________________________               By_________________________
Name:                                  Name:
Title:                                 Title:


(Corporate Seal)                   Seaboard Corporation
ATTEST:


________________________               By_________________________
Name:                                  Name:
Title:                                 Title:

          IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.

(Corporate Seal)              Shawnee Funding, Limited Partnership
ATTEST                        by Shawnee Capital, Inc.,
                              its General Partner



________________________               By_________________________
Name:                                  Name:
Title:                                 Title:


(Corporate Seal)                   Seaboard Corporation
ATTEST:


________________________               By_________________________
Name:                                  Name:
Title:                                 Title:


STATE OF       )
               : ss.:
COUNTY OF      )


     The foregoing instrument was acknowledged before me on this ____ day of August, 1994 by ____________________, as
_________________________ of Seaboard Corporation, a Delaware corporation.




(Notarial Seal)                         _______________________
                                        Notary Public

My commission expires:


________________________



STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


     The foregoing instrument was acknowledged before me on this ____ day of August, 1994 by ____________________, as Vice
President of Shawnee Capital, Inc., a Delaware corporation, general partner of Shawnee Funding, Limited Partnership, a Delaware limited partnership.




(Notarial Seal)                         _________________________
                                        Notary Public

My commission expires:


_______________________

STATE OF            )
                    : ss.:
COUNTY OF           )


     The foregoing instrument was acknowledged before me on this ____ day of August, 1994 by ____________________, as
_________________ of Seaboard Corporation, a Delaware corporation.



(Notarial Seal)                         ________________________
                                        Notary Public


My commission expires:


________________________


STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


     The foregoing instrument was acknowledged before me on this ____ day of August, 1994 by ____________________, as Vice
President of Shawnee Capital, Inc., a Delaware corporation, general partner of Shawnee Funding, Limited Partnership, a Delaware limited partnership.



(Notarial Seal)                              _______________________
                                             Notary Public

My Commission Expires:

______________________



                            EXHIBIT A


Type of                            Initial     Extended      Renewal
Equipment                           Term         Term         Term
or Property                      (in months)  (in months)  (in months)
Pork Production Facilities           36           324           *
Pork Production Facility             **           ***           *
Equipment
Poultry Production Facilities        36           324           *
Poultry Production Facility          **           ***           *
Equipment
automobiles                          12          12-60          *
light trucks (< 13,000 pounds)       12          12-84          *
heavy trucks ( 13,000 pounds)        12         12-120          *
telecommunica-                       12         24-108          *
tions equipment
computer and peri-                   12          12-72          *
pheral equipment
manufacturing equipment              12          12-60          *
real property                        60           420           *
office equipment                     12         12-108          *
aircraft                             12         108-348         *
furniture and fixtures               12         72-132          *
other****



*  To be determined by agreement of the Lessee and the Lessor.
** The Initial Term for Pork Production Facility Equipment will end on the Basic Rent Payment Date on which the Initial Term ends with respect to the Pork Production Facility at which such Pork Production Facility Equipment is used or to be used ends. If such Term has ended prior to the Effective Date of such Pork Production Facility Equipment, then such Pork Production Facility Equipment shall be deemed to have only an Extended Term. The Initial Term for Poultry Production Facility Equipment will end on the Basic Rent Payment Date on which the Initial Term ends with respect to the Poultry Production Facility at which such Poultry Production Facility Equipment is used or to be used ends. If such Term has ended prior to the Effective Date of such Poultry Production Facility Equipment, then such Poultry Production Facility Equipment shall be deemed to have only an Extended Term.
***     The Lease Term for Pork Production Facility Equipment and
   Poultry Production Facility Equipment will equal 36-120 months and its Extended Term will be such Lease Term (i) minus the number of months of the Initial Term for such Equipment, if any, and (ii) plus any partial calendar month during which the Effective Date of such Equipment not having an Initial Term occurs.
****    To be determined by agreement of the Lessee and the
   Lessor.

                            EXHIBIT B

                     Description of Aircraft


                    Intentionally left blank





                            EXHIBIT C


AFL UNIT LEASING RECORD to    Lessor:   Shawnee Funding,
the Lease Agreement, dated                     Limited
Partnership
as of August 11, 1994,        Lessee:        Seaboard Corporation
between Shawnee Funding,
Limited Partnership,
as lessor, and Seaboard Corporation,
as lessee (the "Lease Agreement").

A.   AFL ULR No.:
     Effective Date of this AFL
     Unit Leasing Record ("AFL ULR") _______ ___, 19__.


B.   PLEASE COMPLETE THE FOLLOWING STATEMENTS, IF APPLICABLE:

     1.   This AFL ULR relates to [Deed/Ground Lease] dated
          __________ ____ 19___.

     PROPERTY DESCRIPTION AND RENTAL INFORMATION.

C. Type of Property (use category specified in Exhibit A to the Lease Agreement)

     ___________________________

D. Specific Description: (See Schedule A hereto if more space needed)

     ____________________________________________________________

E.   Location of
     Property  __________________________________________________
                    State          County    City

F.   Unit Acquisition Cost under the Agreement for Lease is
     $__________.

G. If the Effective Date of this AFL ULR is after the first day of the month and prior to the Lease Rate Date in such month, the partial first month's Basic Rent for Property placed under lease by this AFL ULR will be paid from the date of this AFL ULR until the end of the month on the Basic Rent Payment Date in such month. If the Effective Date of the AFL ULR falls on or after the Lease Rate Date, the partial first month's Basic Rent will be paid from the date of this AFL ULR until the end of the month on the next succeeding Basic Rent Payment Date.

H.   The Initial Term, Extended Term and Renewal Term for the
     Property placed under lease pursuant to this AFL ULR will be in accordance with Exhibit A to the Lease Agreement.

I.   The Basic Rent is as defined in the Lease Agreement.  The
     Monthly Rent Component will be in accordance with Schedule B hereto.

J. The Property will be fully amortized as of the last day of the Lease Term on _________ ___, ______.

K. The Basic Rent for the Renewal Term (after the Property is fully amortized) equals fair market rental value.

L. Termination of the lease of the Property leased pursuant to this AFL ULR will be in accordance with the Lease Agreement.

M.   ACKNOWLEDGEMENT AND EXECUTION

     The undersigned Lessor hereby leases to the undersigned Lessee, and the Lessee acknowledges delivery to it in good condition of the Property described on this AFL ULR. The Lessee agrees to pay the Basic Rent, Additional Rent and additional payments set forth in the Lease Agreement. The covenants, terms and conditions of this lease are those appearing in the Lease Agreement, as it may from time to time be amended, which covenants, terms and conditions are hereby incorporated by reference. The terms used herein have the meaning assigned to them in the Lease Agreement.

     Seaboard Corporation,          Shawnee Funding, Limited
     Lessee                         Partnership, Lessor By Shawnee
                                    Capital, Inc., its General Partner

     By______________________        By__________________________
       Name:                         Name:
       Title:                        Title:

     (Corporate Seal)                   (Corporate Seal)
     ATTEST:                       ATTEST:


     ________________________           _________________________
     Name:                              Name:
     Title:                             Title:


STATE OF       )
               : ss.:
COUNTY OF      )


     The foregoing instrument was acknowledged before me on this ____ day of _______, 2002 by ________________________, as
________________________ of Seaboard Corporation, a Delaware corporation.




(Notarial Seal)                         _________________________
                                        Notary Public

My commission expires:


_____________________________



STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


     The foregoing instrument was acknowledged before me on this ____ day of __________, 2002 by ____________________, as Vice
President of Shawnee Capital, Inc., a Delaware corporation, general partner of Shawnee Funding, Limited Partnership, a Delaware limited partnership.




(Notarial Seal)                         ________________________
                                        Notary Public

My commission expires:


_____________________________


                            EXHIBIT D


UNIT LEASING RECORD to the         Lessor:  Shawnee Funding,
Limited
Lease Agreement, dated as                      Partnership
of August 11, 1994, between             Lessee:  Seaboard
Corporation
Shawnee Funding, Limited
Partnership, as lessor, and Seaboard
Corporation, as lessee
(the "Lease Agreement").


A.   ULR No.:___
     Effective Date of this
     Unit Leasing Record ("ULR") _________ ___, 19___.

B.   PLEASE COMPLETE THE FOLLOWING STATEMENTS, IF APPLICABLE:

     1.   This ULR relates to [Deed/Ground Lease/
          Bill of Sale/Invoice] dated __________ ___, 19___.

     PROPERTY OR EQUIPMENT DESCRIPTION AND RENTAL INFORMATION.

C. Type of Property or Equipment (use category specified in Exhibit A to the Lease Agreement)

     ____________________________________________________________

D. Specific Description (See Schedule A hereto if more space needed)

     ____________________________________________________________
     ____________________________________________________________

E.   Location of Property
     or
Equipment________________________________________________________
                    State               County         City

F.   Basic     Additional     Sale & Use     Acquisition
    Cost Charges   Tax  Cost

    $____+ $____   + $____   =
    $____

G. If the Effective Date of this ULR is after the first day of the month and prior to the Lease Rate Date in such month, the partial first month's Basic Rent for Property or Equipment placed under lease by this ULR will be paid from the date of this ULR until the end of the month on the Basic Rent Payment Date in such month. If the Effective Date of this ULR falls on or after the Lease Rate Date, the partial first month's Basic Rent will be paid from the date of this ULR until the end of the month on the next succeeding Basic Rent Payment Date.

H.   The Initial Term, Extended Term and Renewal Term for the
     Property or Equipment placed under lease pursuant to this ULR will be in accordance with Exhibit A to the Lease
     Agreement.

I.   The Basic Rent is as defined in the Lease Agreement.  The
     Monthly Rent Component will be in accordance with [Schedule
     B hereto] [the definition set forth in the Lease Agreement].

J. The Property or Equipment will be fully amortized as of the last day of the Lease Term on _____________ ___, ______.

K.   The Basic Rent for the Renewal Term (after the Property or
     Equipment is fully amortized) equals fair market rental value.

L. Termination of the lease of the Property or Equipment leased pursuant to this ULR be in accordance with the Lease
     Agreement.

M.   ACKNOWLEDGMENT AND EXECUTION

     The undersigned Lessor hereby leases to the undersigned Lessee, and the Lessee acknowledges delivery to it in good condition of the Property or Equipment described on this ULR. The Lessee agrees to pay the Basic Rent, Additional Rent and additional payments set forth in the Lease Agreement. The covenants, terms and conditions of this lease are those appearing in the Lease Agreement, as it may from time to time be amended, which covenants, terms and conditions are hereby incorporated by reference. The terms used herein have the meaning assigned to them in the Lease Agreement.

     Seaboard Corporation,       Shawnee Funding, Limited Partnership,
     Lessee                      Lessor By Shawnee Capital, Inc.,
                                 its General Partner


     By______________________  By______________________
       Name:                   Name:
       Title:                  Title:

     (Corporate Seal)         (Corporate Seal)
     ATTEST:                  ATTEST:


     ________________________ ________________________
     Name:                    Name:
     Title:                   Title:


STATE OF       )
               : ss.:
COUNTY OF      )


     The foregoing instrument was acknowledged before me on this ___ day of _________, 2002 by ________________________, as
_________________________ of Seaboard Corporation, a Delaware corporation.




(Notarial Seal)                              _____________________
                                             Notary Public

My commission expires:


_____________________________


STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


     The foregoing instrument was acknowledged before me on this ____ day of ____________, 2002 by _______________________, as
Vice President of Shawnee Capital, Inc., a Delaware corporation, general partner of Shawnee Funding, Limited Partnership, a Delaware limited partnership.




(Notarial Seal)                              ______________________
                                             Notary Public

My commission expires:_____________________________



                         AMENDMENT NO. 1

                   Dated as of August 9, 1995

                               to


                         LEASE AGREEMENT

                   Dated as of August 11, 1994

                             between

              Shawnee Funding, Limited Partnership

                                        as Lessor

                               and

                      Seaboard Corporation

                                        as Lessee





     This Amendment has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. __. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

           Amendment No. 1 dated as of August 9, 1995 to Lease Agreement ("Amendment No. 1"), dated as of August 11, 1994, between Shawnee Funding, Limited Partnership, a Delaware limited partnership ("Lessor"), and Seaboard Corporation, a Delaware corporation ("Lessee"), amending the Lease Agreement referred to below.

           WHEREAS,   Lessor  and Lessee have heretofore  entered
into  a  Lease Agreement, dated as of August 11, 1994 (the "Lease
Agreement"); and

           WHEREAS,  Lessor and Lessee wish to  amend  the  Lease
Agreement as hereinafter provided;

          NOW, THEREFORE, Lessor and Lessee hereby agree that the Lease Agreement is amended as follows:

           1. A new Exhibit E is added to the Lease to read in its entirety as set forth in Annex I hereto.

           2.    Paragraph (a)(iii) of the definition  of  "Basic
Rent" in Section 1 of the Lease Agreement is amended to read in its entirety as follows:

          "the decimal equivalent of a percentage (which percentage will be based upon the Lessee's debt rating as follows: (1) if the Lessee's debt rating is Level 1, the percentage shall be (A) during the Initial Term 0.505% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.515% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease; and (B) during the Extended Term, 0.50% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease; (2) if the Lessee's debt rating is Level 2, the percentage shall be (A)
          during the Initial Term, 0.555% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.567% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease and (B) during the Extended Term, 0.55% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease; (3) if the Lessee's debt rating is Level 3, the percentage shall be (A) during the Initial Term, 0.606% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.620% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease and (B) during the Extended Term, 0.60% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease; (4) if the Lessee's debt rating is Level 4, the percentage shall be (A) during the Initial Term, 0.708% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.724% with respect to the aggregate Acquisition Cost of Equipment, at any time subject to this Lease and (B) during the Extended Term 0.70% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease; (5) if the Lessee's debt rating is Level 5, the percentage shall be (A)
          during the Initial Term, 0.809% with respect to the aggregate Adjusted Acquisition Cost of Property and 0.829% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease and (B) during the Extended Term 0.80% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease; and (6) if the Lessee's debt rating is Level 6, the percentage shall be (A) during the Initial Term, 1.214% with respect to the aggregate Adjusted Acquisition Cost of Property and 1.249% with respect to the aggregate Adjusted Acquisition Cost of Equipment, at any time subject to this Lease and (B) during the Extended Term, 1.20% with respect to the aggregate Adjusted Acquisition Cost of Property and Equipment at any time subject to this Lease, plus (A) the weighted average bond yield equivalent percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Credit Agreement and any dealer discount or placement agency commission payable by the Lessor in respect of its Commercial Paper) on all
          Commercial Paper of the Lessor issued to finance or refinance the acquisition and ownership of Property and Equipment outstanding at any time during the period from and including the 16th day of the preceding calendar month to and including the 15th day of the calendar month for which Basic Rent is being computed (the "Computation Period"), or (B) if no such Commercial Paper of the Lessor is outstanding during the Computation Period, the Lessor's weighted average percentage cost per annum (including as part of such cost any fees payable under or pursuant to any Credit Agreement and whether or not interest is accruing at a default rate) of other borrowings outstanding at any time during the Computation Period for which Basic Rent is being computed to finance or refinance the acquisition and ownership of Property or Equipment or
          (C) if both Commercial Paper and other borrowings are outstanding at any time during the Computation Period for which Basic Rent is being computed, a weighted average blended rate based on the calculations referred to in clauses (A) and (B) above."

           3.    A  definition  of the term "Consolidated  Funded
Debt" is added to Section 1 of the Lease immediately following the definition of "Consent" in such Section, to read in its entirety as follows:

                     ""Consolidated Funded Debt" means, at any time, the amount of Funded Debt of the Lessee and the amount of Subsidiary Funded Debt of all Subsidiaries, determined on a consolidated basis at such time."

          As used in this definition,

           "Funded Debt" means, at any time, with respect to any Person, Indebtedness of such Person having a final maturity of more than one (1) year from such time or that is renewable or extendible at the option of such Person for a period more than one (1) year from the date of determination.

           "Subsidiary Funded Debt" means, at any time, with respect to any Subsidiary, (a) Funded Debt of such Subsidiary and
(b) Preferred Stock of such Subsidiary. For purposes of determining the amount of Subsidiary Funded Debt at any time, the amount of Subsidiary Funded Debt shall include the amount of the principle of all Indebtedness constituting Subsidiary Funded Debt, the amount of accrued and unpaid interest thereon, the par or stated value of all Preferred Stock constituting Subsidiary Funded Debt, and the amount of declared but unpaid dividends thereon, and any other amounts due in respect of such Indebtedness and Preferred Stock.

           "Indebtedness" means with respect to any Person, without duplication, (a) its liabilities for borrowed money (whether or not evidenced by a Security (as such term is defined in section 2(1) of the Securities Act of 1933, as amended)) and its obligations in respect of mandatorily redeemable preferred stock; (b) any liabilities for borrowed money secured by any Lien existing on any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible owned by such Person (whether or not such liabilities have been assumed); (c) any obligations in respect of, at any time, any lease of such Person, with respect to which lease the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time (a "Capital Lease");
(d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at 8% per annum; (e) obligations of such Person in respect of letters of credit or instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money); (f) the aggregate net obligations under Swaps of such Person; and (g) any Guaranty of such Person of any obligation or liability of another Person.

           "Swaps" means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0).

           "Guaranty" means with respect to any Person (for purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                      (a)   to  purchase  such  indebtedness   or
          obligation or any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, constituting security therefor;

                      (b) to advance or supply funds

                          (i) for the purchase or payment of such
          indebtedness or obligation, or

                          (ii)  to  maintain working  capital  or
          other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                     (c) to lease or purchase any interest in any
          kind of property or asset, whether real, personal or mixed, and whether tangible or intangible or to purchase Securities or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                     (d)  otherwise to assure the  owner  of  the
          indebtedness or obligation of the Primary Obligor against loss in respect thereof.

          For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty, and the amount of the Guaranty is the amount of the direct obligation then outstanding.

            4.     A   definition   of  the  term   "Consolidated
Shareholders' Equity" is added to Section 1 of the Lease immediately following the definition of "Consolidated Funded
Debt" in such Section, to read in its entirety as follows:

                     ""Consolidated Shareholders' Equity" means, at any time,

                     (a)  the amount of shareholders's equity  of
          the Lessee and the Subsidiaries (but excluding, without limitation, all Preferred Stock other than perpetual Preferred Stock and, to the extent included therein, minority interest), minus

                     (b)   (i)   the  Restricted Basket  Transfer
          Proceeds Amount, plus

                           (ii)  the  Restricted Subsidiary  Net  Worth
                Amount,

          all determined on a consolidated basis at such time."

           5.    A  definition of the term "Consolidated Tangible
Net Worth" is added to Section 1 of the Lease immediately following the definition of "Consolidated Shareholders' Equity" in such Section, to read in its entirety as follows:

                     ""Consolidated Tangible Net Worth" means, at any time, the amount equal to

               (a) the sum of

                               (i)  the par value or stated value
               (as the case may be) at such time of all authorized, issued and outstanding capital stock of the Lessee and the Subsidiaries (excluding capital stock held in treasury), plus (or minus in each case of a deficit),

                               (ii)  the  amount of  the  paid-in
               capital and retained earnings at such time of the Lessee and the Subsidiaries, plus

                              (iii) the amount of Unamortized Tax
               Incentive Grants and Tax Incentive Financings, plus

                               (iv)  the  amount  of  IRC  447(i)
               Suspense Account Amount,

          minus

               (b) (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of all Intangible Assets of the Lessee and the Subsidiaries, plus

                              (ii) the Restricted Basket Transfer
               Proceeds Amount, plus

                             (iii)  the Restricted Subsidiary  Net  Worth
               Amount,

          all determined on a consolidated basis at such time."


          As used in this definition,

      "Intangible Assets" with respect to any Person, means the following:

           (a) deferred assets (including, without limitation, insurance and prepaid taxes), other than prepaid expenses which are refundable;

           (b) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

           (c)  unamortized debt discount and expense; and

           (d) any other interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, which would be considered to be intangible under generally accepted accounting principles.

     "IRC 447(i) Suspense Account Amount" means, at any time, the amount included in deferred tax liabilities on a consolidated balance sheet of the Lessee and the Subsidiaries prepared in accordance with GAAP at such time in respect of deferred tax liabilities incurred in connection with section 447(i) of the Code.

       "Unamortized   Tax  Incentive  Gains  and  Tax   Incentive
Financings" means, at any time, the amount included in liabilities on a consolidated balance sheet of the Lessee and the Subsidiaries prepared in accordance with GAAP at such time in respect of all monies granted by political subdivisions as contractual concessions for economic development by the Lessee or the Subsidiaries in such political subdivisions.

           6.    A  definition  of the term "GAAP"  is  added  to
Section 1 of the Lease immediately following the definition of "Extended Term" in such Section, to read in its entirety as follows:

                      ""GAAP"  means  accounting  principles   as
          promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial
          Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States."

           7.    The definition of "Level 2" in Section 1 of  the
Lease is amended by adding the following phrase at the end of such definition, to read in its entirety as follows:

                "and  the minimum Consolidated Tangible Net Worth
          of  the  Lessee  is  greater  than  or  equal  to  $300
          million".

           8.    The definition of "Level 3" in Section 1 of  the
Lease is amended to read in its entirety as follows:

                     ""Level 3" means when the Lessee's senior debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1 or Level 2 and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is BBB+ to BBB- by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, Baa1 to Baa3 by Moody's, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, BBB+ to BBB- by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 2 by the NAIC, provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is 6.0 or higher but less than 7.0."

           9.    The definition of "Level 4" in Section 1 of  the
Lease is amended to read in its entirety as follows:

                     ""Level 4" means when the Lessee's senior debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1, Level 2 or Level 3, and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is BB+ to BB- by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, Ba1 to Ba3 by Moody's, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, BB+ to BB- by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 3 by the NAIC, provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is 5.0 or higher but less than 6.0 and the minimum Consolidated Tangible Net Worth of the Lessee is greater than or equal to $250 million."

           10.   The definition of "Level 5" in Section 1 of  the
Lease is amended to read in its entirety as follows:

                     ""Level  5"  means when the Lessee's  senior
          debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1, Level 2, Level 3 or Level 4, and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is BB+ to BB- by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, Ba1 to Ba3 by Moody's, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, BB+ to BB- by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 3 by the NAIC, provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is
          5.0 or higher but less than 6.0."

           11.    A definition of the term "Level 6" is added  to
Section 1 of the Lease to read in its entirety as follows:

                     ""Level  6"  means when the Lessee's  senior
          debt rating or, if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is not Level 1, Level 2, Level 3, Level 4 or Level 5, and when the Lessee's senior debt rating, or if the Lessee has no senior debt rating, when the Lessee's Implied Senior Debt Rating is B+ or below by S&P, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from S&P, B1 or below by Moody's, or if the Lessee has no senior debt rating or Implied Senior Debt Rating from either S&P or Moody's, B+ or below by Duff & Phelps, or if the Lessee's senior debt or subordinated debt is not rated by any of S&P, Moody's or Duff & Phelps, when the Lessee's private debt is rated NAIC 4 by the NAIC, provided, however, that if the Lessee's private debt rating has not been reviewed and affirmed by the NAIC within the previous 15 month period, then when the Merrill Lynch Fixed Income Research Rating is below 5.0."

           12. A definition of the term "Preferred Stock" is added to Section 1 of the Lease immediately following the definition of "Poultry Production Facility Equipment" in such Section, to read in its entirety as follows:

                ""Preferred Stock" means, with respect to any corporation, capital shares or capital stock of such corporation that are entitled to preference or priority over any other capital shares or capital stock of such corporation in respect of either or both of the payment of dividends or the distribution of assets upon liquidation."

           13.    A  definition  of the term  "Restricted  Basket
Transfer Proceeds Amount" is added to Section 1 of the Lease immediately following the definition of "Responsible Officer" in such Section, to read in its entirety as follows:

                    ""Restricted Basket Transfer Proceeds Amount"
          means,  at  any  time,  the  net  book  value  of   all
          Restricted Basket Transfer Proceeds of the Lessee and the Subsidiaries, determined at such time."

          As used in this definition, "Restricted Basket Transfer Proceeds" means all consideration other than cash received by the Lessee or any Subsidiary in respect of any Transfer (as defined in the Note Purchase Agreement, dated as of December 1, 1993, between the Lessee and the purchasers listed on Annex 1 thereto (the "Note Purchase Agreement")) of any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible of the Lessee or any Subsidiary permitted solely by Section 6.8(b) of the Note Purchase Agreement and in which the Fair Market Value (as defined in the following sentence) of the aggregate consideration payable for such Transfer and all related Transfers is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000). "Fair Market Value" means, with respect to any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

           14.    A definition of the term "Restricted Subsidiary
Net Worth Amount" is added to Section 1 of the Lease immediately following the definition of "Restricted Basket Transfer Proceeds" in such Section, to read in its entirety as follows:

                     ""Restricted  Subsidiary Net  Worth  Amount"
          means, at any time, with respect to any Subsidiary, the amount of the shareholders' equity of such Subsidiary that cannot at such time be paid as a dividend on the capital stock of such Subsidiary by virtue of restrictions, direct or indirect, on the payment of such dividends imposed by the terms of any
          Indebtedness, whether or not such Indebtedness is recourse or non-recourse to such Subsidiary."

          15.   A definition of the term "Subsidiary" is added to
Section 1 of the Lease immediately following the definition of "S&P" in such Section, to read in its entirety as follows:

                      ""Subsidiary"  means,  at   any   time,   a
          corporation that, in accordance with GAAP, is properly included in a consolidated balance sheet of the Lessee and its consolidated subsidiaries prepared at such time, as a subsidiary of the Lessee."

           16.   Clause (i) of paragraph (h) of Section 2 of  the
Lease is amended to read in its entirety as follows:

               "promptly, and in any event not more than 120 days after the end of each fiscal year of the Lessee, copies of its Annual Reports on Form
           10-K and promptly, and in any event not more than 50 days after the end of each fiscal quarter of the Lessee, its Quarterly Reports on Form 10-Q, and promptly any other reports it files with the Securities and Exchange Commission,".

A new clause (ii) is added to such paragraph to read in its entirety as follows:

                ", (ii) simultaneously with the delivery of each set of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q referred to in clause (i) of this paragraph (h), a certificate of a Responsible Officer of the Lessee substantially in the form of Exhibit E hereto,"

and clauses (ii), (iii) and (iv) of such paragraph are renumbered
(iii), (iv) and (v), respectively.

           17. Section 2 of the Lease is further amended by adding the following paragraphs (o), (p) and (q) to the Lease, to read in their entirety as follows:

                "(o)  The  Lessee  will not at  any  time  permit
          Consolidated  Tangible Net Worth to be  less  than  Two
          Hundred Fifty Million Dollars ($250,000,000).

                (p)  The  Lessee  will not  at  any  time  permit
          Consolidated Funded Debt to be greater than ninety percent (90%) of Consolidated Shareholders' Equity, determined in each case at such time.

                (q) The Lessee will not enter into any written agreement that would cause any obligations of the Lessee hereunder and under the Agreement for Lease to rank on a less than pari passu basis with any other unsecured and unsubordinated loans, debts, guarantees or other obligations of the Lessee."

          18. The first sentence of paragraph (a) of Section 12 of the Lease is amended to read in its entirety as follows:

                     "(a)  So  long  as no Event of  Default  has
          occurred and is continuing and with respect to any Parcel of Property not undergoing any repairs, additions or alterations, the Lessee shall have the right, upon ninety (90) days' notice to the Lessor and until August 9, 2005, to terminate the lease of any Parcel of Property or any or all Units of Equipment on the Basic Rent Payment Date of the last month of the Initial Term or on any Basic Rent Payment Date during the Extended Term or the Renewal Term, if any, by arranging, at its own cost and expense, for the sale of such Property or Equipment in an arms' length transaction on the date of termination and the receipt by the Lessor of cash in an amount equal to the sale price of such Property or Equipment (the "Cash Proceeds"); provided that, if such sale does not occur, this Lease shall not terminate with respect to such Property and Equipment."

           19. This Amendment No. 1 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

           20. This Amendment No. 1 shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

           21. Except as provided herein, all provisions, terms and conditions of the Lease Agreement shall remain in full force and effect. As amended hereby, the Lease Agreement is ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.


                            Shawnee Funding, Limited Partnership
                            By Shawnee Capital, Inc., its general partner



                            By:______________________
                            Name:
                            Title:



                            Seaboard Corporation



                            By:______________________
                            Name:
                            Title:
                                                         ANNEX 1

                                                       EXHIBIT E


                 Form of Compliance Certificate


                      SEABOARD CORPORATION


        Compliance Certificate as of ___________, 199_.
                (Capitalized terms used but not
            defined herein shall have the respective
      meanings given to such terms in the Lease Agreement)

A.     CONSOLIDATED TANGIBLE NET WORTH
       1.   Par value or stated value of     $
            issued and outstanding capital
            stock of Lessee and its
            Subsidiaries; plus
       2.   Amount of paid-in capital or     $
            retained earnings of the Lessee
            and its Subsidiaries; plus
       3.   Amount of Unamortized Tax        $
            Incentive Grants and Tax
            Incentive Financings; plus
       4.   Amount of IRC 447(i) Suspense    $
            Account Amount; minus
       5.   Net Book Value (after deducting  $
            related depreciation,
            obsolescence, amortization,
            valuation and other proper
            reserves) of all Intangible
            Assets of the Lessees and its
            Subsidiaries; minus
       6.   Restricted Transfer Proceeds     $
            Amount; minus
       7.   Restricted Subsidiary Net Worth  $
            Amount
       Consolidated Tangible Net Worth as    $
       of ________________:
       Minimum Covenant Requirement:         $250,000,000


B.     CONSOLIDATED FUNDED DEBT RATIO
I.     Consolidated Funded Debt
       1.   Amount of Funded Debt of the     $
            Lessee; plus
       2.   Amount of Subsidiary Funded      $
            Debt.
       Consolidated Funded Debt as of        $
                               .

II.    Consolidated Shareholders' Equity
       1.   Amount of shareholders' equity   $
            of the Lessee and its
            Subsidiaries (excluding all
            Preferred Stock other than
            perpetual Preferred Stock and,
            to the extent included therein,
            minority interest); minus
       2.   The sum of:
                 a.   Restricted Basket      $
                 Transfer Proceeds; plus
                 b.   Restricted Subsidiary  $
                 Net Worth.
       Consolidated Shareholders' Equity as  $
       of                        .
       Consolidated Funded Debt Ratio
       (I / II)                     .
       Maximum covenant requirement:
              .90

C.     CONSOLIDATED NET DEBT RATIO (as
       defined in the Amended and Restated
       Credit Agreement dated as of August
       9, 1995)
I.     Consolidated Funded Debt              $
       (B. I above) as of               .

II.    Unrestricted Cash (as defined in the  $
       Amended and Restated Credit
       Agreement dated as of August 9,
       1995) as of                        .

III.   Adjusted Consolidated Shareholders'
       Equity
       1.   Consolidated Shareholders'       $
            Equity (B. II above); plus
       2.   Amount of Unamortized Tax        $
            Incentive Grants and Tax
            Incentive Financings; plus
       3.   Amount of IRC 447(i) Suspense    $
            Account.
       Adjusted Consolidated Shareholders'   $
       Equity as of ___________________.
       Consolidated Net Debt Ratio
        [(I - II) / III)]                %.



I hereby certify that the information set forth above is accurate and complete as of __________________________, 199_.



                                   SEABOARD CORPORATION

                                   By:____________________
                                      Name:
                                      Title:
                                      Date:














                         AMENDMENT NO. 2

                  Dated as of December 19, 1995

                               to


                         LEASE AGREEMENT

                   Dated as of August 11, 1994

                             between

              Shawnee Funding, Limited Partnership

                                        as Lessor

                               and

                      Seaboard Corporation

                                        as Lessee





     This Amendment has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. __. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.

           Amendment No. 2 dated as of December 19, 1995 to Lease Agreement ("Amendment No. 2"), dated as of August 11, 1994, between Shawnee Funding, Limited Partnership, a Delaware limited partnership ("Lessor"), and Seaboard Corporation, a Delaware corporation ("Lessee"), amending the Lease Agreement referred to below.

           WHEREAS,   Lessor  and Lessee have heretofore  entered
into a Lease Agreement, dated as of August 11, 1994, as amended by Amendment No. 1 to Lease Agreement, dated as of August 9, 1995
(as amended, the "Lease Agreement"); and

           WHEREAS, Lessor and Lessee wish to further amend the Lease Agreement as hereinafter provided;

          NOW, THEREFORE, Lessor and Lessee hereby agree that the Lease Agreement is amended as follows:


          1.   Section 1 of the Lease Agreement is amended to:

           (a) amend section (a)(iii)(B) (which begins on page 6) of the definition of "Basic Rent" to read in its entirety as follows:

           "(B) if no such Commercial Paper of the Lessor is outstanding during the Computation Period, the Lessor's weighted average percentage cost per anuum (including as part of such cost any fees payable under or pursuant to any Financing Arrangement and whether or not interest  is  accruing  at a  default  rate)  of  other
          borrowings, reimbursement obligations or other repayment obligations outstanding at any time during the Computation Period for which Basic Rent is being computed to finance or refinance the acquisition and ownership of Property or Equipment or"

            (b) delete the definition of "Credit Agreement" therein; and

           (c) add a new definition of "Financing Arrangement" immediately after the definition of "Extended Term" in such Section, to read in its entirety as follows:

                 "'Financing Arrangement' means each credit agreement, each loan agreement, each indenture providing for the issuance of securities in connection with the acquisition and financing of Property or Equipment, each other indenture or deed of trust and each other agreement or arrangement between the Lessor and a lender to the Lessor or other person providing credit support to the Lessor or to debt issued by or on behalf of the Lessor related to the financing of
          Property or Equipment, as each may be amended, restated, modified or supplemented from time to time."

          2.   The Lease Agreement is amended to replace the term
"Credit Agreement" with the term "Financing Arrangement" in each place where the term "Credit Agreement" appears in the Lease
Agreement.

          3. Paragraph (a) of Section 14 of the Lease Agreement is amended to read in its entirety as follows:

                "(a) The Lessor shall have the right upon written notice to the Lessee to terminate the lease of any or all Property or Equipment as of a Basic Rent Payment Date stipulated in such notice if at any time, for any reason (other than an Event of Default by the Lessor under a Financing Arrangement (as therein defined) which has not been caused by or resulted from an Event of Default under this Lease or from a breach by the Lessee of its obligations under any agreement or document executed and delivered in connection with this Lease), Commercial Paper cannot be issued by the Lessor upon terms reasonably acceptable to the Lessor, the Lessor cannot arrange for financing upon terms reasonably acceptable to the Lessor to finance or refinance the purchase of such Property or Equipment and the Lessor may no longer make or continue to obtain financing under a Financing Arrangement sufficient to finance or refinance such purchase."

           4. This Amendment No. 2 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 2.

           5. This Amendment No. 2 shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

           6. Except as provided herein, all provisions, terms and conditions of the Lease Agreement shall remain in full force and effect. As amended hereby, the Lease Agreement is ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.


                       Shawnee Funding, Limited Partnership
                       By Shawnee Capital, Inc., its general partner



                       By:___________________________
                       Name:
                       Title:



                       Seaboard Corporation



                       By:____________________________
                       Name:
                       Title:
































                         AMENDMENT NO. 3

                  Dated as of November 26, 1997
                               to
                         LEASE AGREEMENT
                   Dated as of August 11, 1994
                             between
              Shawnee Funding, Limited Partnership
                            as Lessor
                               and
                      Seaboard Corporation
                            as Lessee







This Amendment has been manually executed in 8 counterparts, numbered consecutively from 1 through 8, of which this is No. 1. To the extent, if any, that this Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Amendment may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which shall be the counterpart identified as counterpart No. 1.


     Amendment No. 3, dated as of November 26, 1997, to Lease Agreement ("Amendment No. 3"), dated as of August 11, 1994, between Shawnee Funding, Limited Partnership, a Delaware limited partnership ("Lessor"), and Seaboard Corporation, a Delaware corporation ("Lessee"), amending the Lease Agreement referred to below.

     WHEREAS, Lessor and Lessee have heretofore entered into a Lease Agreement, dated as of August 11, 1994, as amended by Amendment No. 1 to Lease Agreement, dated as of August 9, 1995 and Amendment No. 2 to Lease Agreement, dated as of December 19, 1995 (as amended, the "Lease Agreement"), and

     WHEREAS,  Lessor and Lessee wish to further amend the  Lease
Agreement as hereinafter provided;

     NOW, THEREFORE, Lessor and Lessee hereby agree that the Lease Agreement is amended as follows:

     1. The definition of Adjusted Acquisition Cost in Section 1 of the Lease Agreement is amended to read in its entirety as follows:

          "Acquisition Cost means, at any time, with respect to any Parcel of Property or Unit of Equipment, its Acquisition Cost less the aggregate amount of all Monthly Rent Components paid as portions of Basic Rent for such Parcel of Property or Unit of Equipment as of the time of determination, less any reduction in Adjusted Acquisition Cost provided for under paragraph ) of Section 30 of this Lease."

     2.   A new paragraph (j) is added to Section 30 of the Lease
Agreement to read in its entirety as follows:

          "a)    the  Lessee  shall  have  the  right,  upon
             fifteen (15) days' notice to the Lessor, to terminate the lease of any portion of any Parcel of Property constituting undeveloped land acquired pursuant to this Lease - Agreement (the "Undeveloped Property"), at any time during the Initial Term, the Extended Term or the Renewal Term, if any, by arranging, at its own cost and expense, for the sale of such Undeveloped Property in an arms' length transaction on the date of termination and the receipt by the Lessor of cash in an amount equal to the Net Sale Price (as defined below); provided that, as a condition to any such sale (i) the Lessee shall determine, in its reasonable business judgment, that such Undeveloped Property shall not be necessary for the use, maintenance or operation of any Pork Production Facility or Poultry Production Facility, as the case may be, except for rights to be obtained pursuant to an Effluent Easement and Waiver and Perpetual Easement and Right-of-Way on such Undeveloped Property; and (ii) the Lessee shall provide to the Lessor, upon the Lessor's request, evidence reasonably satisfactory to the Lessor that such sale will not impair the value, utility or condition of any Pork Production Facility or Poultry Production Facility, as the case may be. The proceeds of any sale net of all transfer taxes, transfer gains taxes, if any, recording and tiling fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) that are customarily the seller's expense (such proceeds being the "Net Sale Price") pursuant to this paragraph (j) shall be remitted to and retained by the Lessor and Adjusted Acquisition Cost shall be reduced by the Lessor by the amount of such proceeds. Upon receipt by the Lessor or the Lessor's closing agent of the proceeds of sale, the Lessor shall transfer title to such Undeveloped Property to the purchaser at the sale designated by the Lessee. In connection with any sale pursuant to this paragraph (j);
             (i) when the Lessor transfers title, such transfer shall be on an as-is, non-installment sale basis, and, upon the reasonable request of the Lessee and subject to the provisions of paragraph (d) of Section 7 and Section 11 of this Lease, shall include a warranty limited to any Person claiming an interest by, through or under the Lessor; (ii) the purchase price for any such sale shall be paid entirely in cash and in immediately available funds; and
             (iii) the Lessee shall pay or shall cause the purchaser to pay in addition to the purchase price, all mortgage recording taxes, if any, recording and filing fees and all other similar taxes, fees, expenses and closing costs (including reasonable attorneys' fees) that are the responsibility of the purchaser in connection with the conveyance to any purchaser. The Lessee hereby acknowledges and agrees that any sale by the Lessor of Undeveloped Property pursuant to this paragraph (j) shall be subject to the provisions  of paragraph (d) of Section  7  and
             Section 11 of this Lease."

     3. This Amendment No. 3 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 3.

     4. This Amendment No. 3 shall, in all respects, be governed by and construed in accordance with the laws of the State of New
York,   including  all  maters  of  construction,  validity   and
performance.

     5.    Except  as provided herein, all provisions, terms  and
conditions of the Lease Agreement shall remain in full force  and
effect.   As amended hereby, the Lease Agreement is ratified  and
confirmed in all respects.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the date first above written.

                                   Shawnee Funding, Limited
                                   Partnership

                                   By:  Shawnee Capital, Inc.,
                                        its general partner



                                   By:
                                   Name:  Jean M. Tomaselli
                                   Title: Vice President and
                                          Assistant Secretary


                                   Seaboard Corporation



                                   By:
                                   Name:
                                   Title: